EXECUTION VERSION
Exhibit 10.25

CREDIT AGREEMENT
Dated as of April 15, 2020

among
EQUINIX, INC.,
as Borrower,
MUFG BANK, LTD.,
as Administrative Agent,
The Lenders Party Hereto,
SUMITOMO MITSUI BANKING CORPORATION,
TD SECURITIES (USA) LLC, and
MIZUHO BANK, LTD.,
as Co-Syndication Agents,
BANK OF AMERICA, N.A.,
ING BANK N.V., and
THE BANK OF NOVA SCOTIA
as Co-Documentation Agents
and
MUFG UNION BANK, N.A.,
SUMITOMO MITSUI BANKING CORPORATION,
TD SECURITIES (USA) LLC, and
MIZUHO BANK, LTD.
as Joint Lead Arrangers and Joint Book Runners

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TABLE OF CONTENTS
(continued)

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2

TABLE OF CONTENTS
(continued)

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3

SCHEDULES

2.01	Commitments and Applicable Percentages

5.13	Subsidiaries; Other Equity Investments

6.13	Unrestricted Subsidiaries

7.01	Existing Liens

7.03	Existing Indebtedness

10.02	Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
Form of

A	Loan Notice

B-1-3	Note

C	Compliance Certificate

D	Assignment and Assumption

E	Administrative Questionnaire

F-1-4	Tax Compliance Certificates

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CREDIT AGREEMENT
This CREDIT AGREEMENT (“Agreement”) is entered into as of April 15, 2020, among EQUINIX, INC., a Delaware corporation (the “Borrower”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), MUFG BANK, LTD., as Administrative Agent, SUMITOMO MITSUI BANKING CORPORATION, TD SECURITIES (USA) LLC, and MIZUHO BANK, LTD., in their capacities as Co-Syndication Agents, BANK OF AMERICA, N.A., ING BANK N.V. and THE BANK OF NOVA SCOTIA, in their capacities as Co-Documentation Agents, and MUFG UNION BANK, N.A., SUMITOMO MITSUI BANKING CORPORATION, TD SECURITIES (USA) LLC, and MIZUHO BANK, LTD., in their capacities as Joint Lead Arrangers and Joint Book Runners, with reference to the following facts:
RECITALS
WHEREAS, the Borrower has requested that the Lenders provide term loan facilities, and the Lenders are willing to do so on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants, agreements and provisions contained herein, the parties hereto covenant and agree as follows:
ARTICLE I.
DEFINITIONS AND ACCOUNTING TERMS
1.01.    Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:
“2.625% Senior Notes Due 2024” means those certain 2.625% senior notes due November 2024, issued by the Borrower in November 2019, in an initial aggregate principal amount of $1,000,000,000, in favor of the holders thereof pursuant to the Second Base Indenture, as supplemented by a Fourth Supplemental Indenture dated as of November 18, 2019.
“2.875% Senior Notes Due 2024” means those certain 2.875% senior notes due March 2024, issued by the Borrower in March 2018, in an initial aggregate principal amount of €750,000,000, in favor of the holders thereof pursuant to the Second Base Indenture, as supplemented by a Second Supplemental Indenture dated as of March 14, 2018.
“2.875% Senior Notes Due 2025” means those certain 2.875% senior notes due October 2025, issued by the Borrower in September 2017, in an initial aggregate principal amount of €1,000,000,000, in favor of the holders thereof pursuant to the First Base Indenture, as supplemented by a Fifth Supplemental Indenture dated as of September 20, 2017.
“2.875% Senior Notes Due 2026” means those certain 2.875% senior notes due February 2026, issued by the Borrower in December 2017, in an initial aggregate principal amount of €1,000,000,000, in favor of the holders thereof pursuant to the Second Base Indenture, as supplemented by a Supplemental Indenture dated as of December 12, 2017.

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“2.900% Senior Notes Due 2026” means those certain 2.900% senior notes due November 2026, issued by the Borrower in November 2019, in an initial aggregate principal amount of $600,000,000, in favor of the holders thereof pursuant to the Second Base Indenture, as supplemented by a Fifth Supplemental Indenture dated as of November 18, 2019.
“3.200% Senior Notes Due 2029” means those certain 3.200% senior notes due November 2029, issued by the Borrower in November 2019, in an initial aggregate principal amount of $1,200,000,000, in favor of the holders thereof pursuant to the Second Base Indenture, as supplemented by a Sixth Supplemental Indenture dated as of November 18, 2019.
“4.75% Convertible Subordinated Notes Due 2016” means those certain 4.75% convertible subordinated notes due June 2016, issued by the Borrower in June 2009, in an initial aggregate principal amount of $373,750,000, in favor of the holders thereof pursuant to an indenture dated as of June 12, 2009, between the Borrower, as issuer, and U.S. Bank National Association, as trustee.
“5.00% Senior Notes Due 2020” means those certain 5.00% senior notes due October 2020, issued by the Borrower in April 2018, in an initial aggregate principal amount of $150,000,000, in favor of the holders thereof pursuant to the Second Base Indenture, as supplemented by a Third Supplemental Indenture dated as of April 2, 2018.
“5.00% Senior Notes Due 2021” means those certain 5.00% senior notes due April 2021, issued by the Borrower in April 2018, in an initial aggregate principal amount of $150,000,000, in favor of the holders thereof pursuant to the Second Base Indenture, as supplemented by a Third Supplemental Indenture dated as of April 2, 2018.
“5.375% Senior Notes Due 2022” means those certain 5.375% senior notes due January 2022, issued by the Borrower in November 2014, in an initial aggregate principal amount of $750,000,000, in favor of the holders thereof pursuant to the First Base Indenture, as supplemented by a First Supplemental Indenture dated as of November 20, 2014.
“5.375% Senior Notes Due 2027” means those certain 5.375% senior notes due May 2027, issued by the Borrower in March 2017, in an initial aggregate principal amount of $1,250,000,000, in favor of the holders thereof pursuant to the First Base Indenture, as supplemented by a Fourth Supplemental Indenture dated as of March 22, 2017.
“5.875% Senior Notes Due 2026” means those certain 5.875% senior notes due January 2026, issued by the Borrower in December 2015, in an initial aggregate principal amount of $1,100,000,000, in favor of the holders thereof pursuant to the First Base Indenture, as supplemented by a Third Supplemental Indenture dated as of December 4, 2015.
“Acquired Indebtedness” means Indebtedness (including Guarantees) of any Person existing at the time such Person becomes a Restricted Subsidiary in a transaction permitted hereunder (or of any Person not previously a Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Closing Date, or Indebtedness of any Person that is assumed by any Restricted Subsidiary in connection with an acquisition of assets by such Restricted Subsidiary in an acquisition permitted hereunder; provided that such Indebtedness

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exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and such Indebtedness is not created in contemplation of such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets being acquired.
“Acquisition” means a purchase or other acquisition, direct or indirect, by any Person of all or substantially all of the assets or all or substantially all of the business of any other Person or of a line of business of any other Person (whether by acquisition of Equity Interests, assets, permitted merger or any combination thereof).
“Adjusted Consolidated Total Assets” means, as of any date of determination, the Borrower’s consolidated total assets as shown on the consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the immediately preceding fiscal year delivered to the Administrative Agent and the Lenders under Section 6.01(a); provided that if, during the fiscal year in which such date of determination occurs, any Permitted Acquisition was consummated, “Adjusted Consolidated Total Assets” shall also include the result of (a) the aggregate book value of the total assets acquired by the Borrower or its Subsidiaries pursuant to such Permitted Acquisition as of the date of such consummation minus (b) the aggregate book value of all assets sold or required to be sold as a result of such Permitted Acquisition, in each case solely to the extent that the foregoing were not included in the Borrower’s consolidated total assets as of the end of the immediately preceding fiscal year.
“Administrative Agent” means MUFG in its capacity as administrative agent under any of the Loan Documents and its successors and assigns.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.
“Administrative Questionnaire” means an administrative questionnaire in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate DDTL Commitments” means the DDTL Commitments of all the DDTL Lenders.
“Agreement” means this Credit Agreement.
“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar and applicable legislation in other jurisdictions.

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“Applicable Margin” means a per annum rate equal to (a) with respect to Dollar Term Loans and Delayed Draw Loans that are Eurocurrency Rate Loans, 1.75%, (b) with respect to Dollar Term Loans and Delayed Draw Loans that are Base Rate Loans, 0.75%, and (c) with respect to Euro Term Loans, 1.50%.
“Applicable Percentage” means with respect to any Appropriate Lender at any time, (a) with respect to the Dollar Term Facility or the Euro Term Facility, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments with respect to such Facility represented by such Lender’s Commitment with respect to such Facility at such time, subject to adjustment as provided in Section 2.12; provided, however, that after the Loans of any Class have been advanced, the Applicable Percentage of any Appropriate Lender with respect to such Loans shall be determined based on the percentage (carried out to the ninth decimal place) of the Outstanding Amount of such Lender’s Loans of such Class at such time and (b) with respect to the DDTL Facility, the percentage (carried out to the ninth decimal place) of (i) the sum of such Lender’s DDTL Commitment, if any, plus the outstanding principal balance of Delayed Draw Loans held by such Lender, divided by (ii) the Aggregate DDTL Commitments, if any, plus the aggregate outstanding principal balance of all Delayed Draw Loans. The initial Applicable Percentage of each Appropriate Lender with respect to each applicable Facility is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.
“Applicable Time” means, with respect to any borrowings and payments in Euro, the local time in the place of settlement for Euro as may be determined by the Administrative Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Appropriate Lender” means, at any time, with respect to any Facility, a Lender that has a Commitment with respect to such Facility, or holds a Loan with respect to such Facility at such time.
“Appropriate Required Lenders” means the Required Dollar Lenders, the Required Euro Lenders or the Required DDTL Lenders, as the context requires.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit D or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.

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“Attributable A/R Share” means, with respect to any Subsidiary, an amount equal to the product of (a) the percentage of the Equity Interests of such Subsidiary owned directly or indirectly by the Borrower multiplied by (b) the net accounts receivable of such Subsidiary.
“Attributable Asset Share” means, with respect to any Subsidiary, an amount equal to the product of (a) the percentage of the Equity Interests of such Subsidiary owned directly or indirectly by the Borrower multiplied by (b) the total assets of such Subsidiary.
“Attributable Indebtedness” means, on any date, (a) in respect of any Finance Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Finance Lease.
“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2019, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.
“Availability Period” means, in respect of the DDTL Facility, the period from and including the Closing Date to the earliest of (a) July 14, 2020, (b) the date of termination of the Aggregate DDTL Commitments pursuant to Section 2.04, and (c) the date of termination of the commitment of each Lender to make Delayed Draw Loans pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Base Rate” means for any day a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by MUFG as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%. The “prime rate” is a rate set by MUFG based upon various factors including MUFG’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by MUFG shall take effect at the opening of business on the day specified in the public announcement of such change; provided that, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. If the Base Rate is being used as

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an alternate rate of interest pursuant to Section 3.03 hereof, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for Dollar-denominated syndicated credit facilities, in the case of the Dollar Term Loans and the Delayed Draw Loans, and for Euro denominated syndicated credit facilities, in the case of the Euro Term Loans, and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.
“Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities, in the case of the Dollar Term Loans and the Delayed Draw Loans, and with the applicable Unadjusted Benchmark Replacement for Euro denominated syndicated credit facilities, in the case of the Euro Term Loans at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR:

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(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; or
(b)     in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR:
(a)     a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;
(b)     a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or
(c)     a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative.
“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Dollar Lenders, the Required Euro Lenders or the Required DDTL Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the requisite applicable Lenders) and the Lenders.
“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 3.03(c) and (b) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 3.03(c).

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“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BofA Credit Agreement” means that certain Credit Agreement, dated as of December 12, 2017, among the Borrower, Bank of America, N.A., as administrative agent thereunder, the lenders party thereto, and certain other parties thereto from time to time.
“Borrower” has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.02.
“Borrowing” means a Dollar Term Borrowing, a Euro Term Borrowing or a Delayed Draw Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close in New York City or under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day; and
(b)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day.
“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or in the implementation thereof and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, issued or implemented.
“Change of Control” means an event or series of events by which:

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(a)    any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan (a “Group”)) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of greater than 50% of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right);
(b)    any sale, lease, exchange or other transfer occurs (in one transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Agreement); or
(c)    the holders of Equity Interests of the Borrower approve any plan or proposal for the liquidation or dissolution of the Borrower (whether or not otherwise in compliance with the provisions of this Agreement).
“Class” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Dollar Term Loans, Euro Term Loans or Delayed Draw Loans, and, when used in reference to any Commitment, refers to whether such Commitment is a Dollar Term Commitment, a Euro Term Commitment or a DDTL Commitment.
“Closing Date” means the first date all of the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 10.01.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Commitment” means a Dollar Term Commitment, a Euro Term Commitment or a DDTL Commitment, as the context requires.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” means a certificate substantially in the form of Exhibit C.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated EBITDA” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to Consolidated Net Income for the Measurement Period most recently ended plus the sum of the following expenses (to the extent deducted in calculating such Consolidated Net Income) for such Measurement Period: (i) interest

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expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense and (v) non-cash stock-based compensation expense. For purposes of calculating Consolidated EBITDA, Consolidated Net Income shall be determined without deduction for any of the following items: (a) noncash expenses, charges and losses (including the write-down of any unamortized transaction costs, fees, original issue or underwriting discounts and expenses as a result of the redemption, refinancing, refunding, prepayment or exchange of, or modification to the terms of, any Indebtedness, to the extent not prohibited by this Agreement) not to exceed 10% of Consolidated EBITDA (calculated before giving effect to this clause (a)) in the aggregate for the Measurement Period, (b) one-time costs, fees, original issue or underwriting discounts, premiums, expenses, charges and losses incurred in connection with any actual or proposed (1) issuance of Indebtedness or Equity Interests, (2) redemptions, refinancings, refundings, prepayments or exchanges of, or modifications to the terms of, any Indebtedness, (3) restructurings of or modifications to any operating leases, including in connection with the purchase of leased assets, (4) Acquisitions, (5) Investments or (6) Dispositions, in each case to the extent not prohibited by this Agreement (including, for the avoidance of doubt, the issuance by the Borrower of any Senior Unsecured Notes and the entry by the Borrower into this Agreement and the other Loan Documents), (c) ongoing expenses relating to the maintenance of the Borrower’s status as a REIT and compliance with REIT rules and regulations, (d) any net loss from disposed, abandoned or discontinued operations or product lines but only to the extent such losses do not exceed five percent (5%) of Consolidated EBITDA (calculated before giving effect to this clause (d)) in the aggregate for the Measurement Period and (e) costs and expenses of the Borrower and its Subsidiaries associated with the conversion of the Borrower to a REIT (including, without limitation, planning and advisory costs related to the foregoing) but only to the extent such costs and expenses do not exceed $200,000,000 in the aggregate whether incurred prior to or after the Closing Date. For purposes of calculating Consolidated EBITDA for any period in which a Permitted Acquisition has been consummated, Consolidated EBITDA shall be adjusted to include, without duplication, (A) the historical EBITDA of the Person acquired in such Permitted Acquisition for the applicable Measurement Period on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of the applicable Measurement Period, as the EBITDA of such acquired Person is reflected in its historical audited financial statements for the most recently ended fiscal year, and management prepared unaudited statements for any periods following the end of such fiscal year and (B) expected cost savings (without duplication of actual cost savings or other charges or expenses that are otherwise added back in calculating Consolidated EBITDA) and synergies to the extent (x) such cost savings and synergies would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article 11 of Regulation S-X under the Securities Act of 1933, and as certified by a Responsible Officer of the Borrower or (y) such cost savings or synergies are factually supportable and have been realized or are reasonably expected to be realized within 365 days following such Permitted Acquisition; provided that the aggregate amount of cost savings and synergies added pursuant to this clause (B) shall not exceed fifteen percent (15%) of Consolidated EBITDA (calculated before giving effect to this clause (B)) in the aggregate for the Measurement Period; provided, further, that for addbacks to cost savings and synergies under clause (y), the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that such cost savings and synergies meet the requirements set forth in clause (y), together with reasonably detailed evidence in support thereof. In the event that there are only unaudited financial

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statements or no financial statements available for such acquired Person, then the pro forma adjustments described in clause (A) above shall be made based on such unaudited financial statements or reasonable estimates as may be agreed between the Borrower and the Administrative Agent.
“Consolidated EBITDAR” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of Consolidated EBITDA plus rent expense for the Measurement Period most recently ended. For purposes of calculating Consolidated EBITDAR for any period in which a Permitted Acquisition has been consummated, Consolidated EBITDAR shall be adjusted to include, without duplication, (A) the historical EBITDAR of the Person acquired in such Permitted Acquisition for the applicable Measurement Period on a pro forma basis as if such Permitted Acquisition had been consummated on the first day of the applicable Measurement Period, as the EBITDAR of such acquired Person is reflected in its historical audited financial statements for the most recently ended fiscal year, and management prepared unaudited statements for any periods following the end of such fiscal year and (B) expected cost savings (without duplication of actual cost savings or other charges or expenses that are otherwise added back in calculating Consolidated EBITDAR) and synergies to the extent (x) such cost savings and synergies would be permitted to be reflected in pro forma financial information complying with the requirements of GAAP and Article 11 of Regulation S-X under the Securities Act of 1933, and as certified by a Responsible Officer of the Borrower or (y) such cost savings or synergies are factually supportable and have been realized or are reasonably expected to be realized within 365 days following such Permitted Acquisition; provided that the aggregate amount of cost savings and synergies added pursuant to this clause (B) shall not exceed fifteen percent (15%) of Consolidated EBITDAR (calculated before giving effect to this clause (B)) in the aggregate for the Measurement Period; provided, further, that for addbacks to cost savings and synergies under clause (y), the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that such cost savings and synergies meet the requirements set forth in clause (y), together with reasonably detailed evidence in support thereof. In the event that there are only unaudited financial statements or no financial statements available for such acquired Person, then the pro forma adjustments described in clause (A) above shall be made based on such unaudited financial statements or reasonable estimates as may be agreed between the Borrower and the Administrative Agent.
“Consolidated Fixed Charges” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of, without duplication, (a) the current maturities of long-term debt for the next twelve months (but excluding (i) any Convertible Subordinated Notes, (ii) the current portion of the Revolving Facility (as defined in the BofA Credit Agreement), (iii) the final installment of the Term Loans (as defined in the BofA Credit Agreement), and (iv) the final installment of any Senior Unsecured Notes), (b) the principal portion of the current maturity of Finance Lease obligations for the next twelve months, (c) interest expense for the Measurement Period most recently ended, and (d) rent expense for the Measurement Period most recently ended.

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“Consolidated Fixed Charge Coverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated EBITDAR for the Measurement Period ending on such date to (b) Consolidated Fixed Charges.
“Consolidated Funded Indebtedness” means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum, without duplication, of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct obligations arising under letters of credit (including standby and commercial) and bank guaranties (but excluding any of the foregoing to the extent secured by cash collateral), (c) Attributable Indebtedness in respect of Finance Leases and Synthetic Lease Obligations, (d) all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (c) above of Persons other than the Borrower or any Subsidiary thereof, and (e) all Indebtedness of the types referred to in clauses (a) through (d) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which the Borrower or a Subsidiary thereof is a general partner or joint venturer, except to the extent such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary. Notwithstanding the foregoing, as of any date of determination, for purposes of calculating the Consolidated Net Lease Adjusted Leverage Ratio or the Consolidated Lease Adjusted Secured Leverage Ratio, “Consolidated Funded Indebtedness” shall not include the outstanding principal amount of any debt securities issued by the Borrower to the extent that (i) as of such date, the Borrower shall have delivered (or the indenture trustee under the applicable indenture shall have delivered on the Borrower’s behalf) to the holders of such debt securities an irrevocable notice of redemption with respect to all of such debt securities and shall have deposited funds with the indenture trustee or into an escrow account in an amount required to effect such redemption, unless any portion of such debt securities shall not in fact be redeemed within 35 days of such notice of redemption and deposit of funds or (ii) the proceeds of such debt securities are held by the trustee of the related indenture and have not been released to the Borrower or are deposited into an escrow account pending the closing of an acquisition or the redemption of other debt securities solely until such proceeds are released, it being understood that any such proceeds shall not be included in the calculation of clause (c) of the definition of Consolidated Net Lease Adjusted Indebtedness.
“Consolidated Lease Adjusted Secured Indebtedness” means as of any date of determination, with respect to the Borrower and its Subsidiaries, the sum, without duplication, of (a) Consolidated Funded Indebtedness as of such date that is secured by a Lien, plus (b) Attributable Indebtedness in respect of Finance Leases and in respect of Synthetic Lease Obligations as of such date, plus (c) rent expense for the Measurement Period ending on such date multiplied by six (6).
“Consolidated Lease Adjusted Secured Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Lease Adjusted Secured Indebtedness as of such date of determination to (b) Consolidated EBITDAR for the Measurement Period ending on such date.
“Consolidated Net Income” means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

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“Consolidated Net Lease Adjusted Indebtedness” means as of any date of determination, with respect to the Borrower and its Subsidiaries, the result, without duplication, of (a) Consolidated Funded Indebtedness as of such date, plus (b) rent expense for the Measurement Period ending on such date multiplied by six (6), minus (c) the amount of unencumbered (other than by Liens permitted under clauses (a), (c) and (g) of Section 7.01) and unrestricted cash, cash equivalents, freely tradable and liquid short term investments, and freely tradable and liquid long term investments of the Borrower and its Subsidiaries as of such date.
“Consolidated Net Lease Adjusted Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Net Lease Adjusted Indebtedness as of such date of determination to (b) Consolidated EBITDAR for the Measurement Period ending on such date.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Subordinated Notes” means any convertible subordinated notes or debentures issued by the Borrower after the date hereof, which are subordinated to the Obligations on terms no less favorable to the Lenders, in any material respect, than the 4.75% Convertible Subordinated Notes Due 2016 (as those terms were in effect and applied to the 4.75% Convertible Subordinated Notes Due 2016 prior to the repayment thereof in full on June 15, 2016).
“DDTL Commitment” means, as to each DDTL Lender, its obligation to make Delayed Draw Loans to the Borrower pursuant to Section 2.01(b), in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The DDTL Commitment of each Lender shall be reduced by the aggregate amount of Delayed Draw Loans funded by such Lender.
“DDTL Facility” means the credit facility consisting of the DDTL Commitments and outstanding Delayed Draw Loans.
“DDTL Facility Fee” has the meaning specified in Section 2.07(a).
“DDTL Lender” means, at any time, any Lender that has a DDTL Commitment or holds Delayed Draw Loans.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United

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States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin applicable to Base Rate Loans plus (c) 2% per annum; provided, however, that with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum.
“Defaulting Lender” means, subject to Section 2.12(b), any Lender that, as determined by the Administrative Agent, (a) has failed to (i) fund all or any portion of its funding obligations hereunder, including in respect of its Loans, within two (2) Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent or any Lender that it does not intend to comply with its funding obligations, or has made a public statement to that effect with respect to its funding obligations hereunder or generally under other agreements in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s good faith determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had publicly a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets (including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity) or a custodian appointed for it, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of (x) the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority or (y) an Undisclosed Administration, in each case so long as such ownership interest or appointment (as applicable) does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent

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manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.12(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Borrower and each other Lender promptly following such determination.
“Delayed Draw Borrowing” means a borrowing consisting of simultaneous Delayed Draw Loans of the same Type, in Dollars and, in the case of Delayed Draw Loans that are Eurocurrency Rate Loans, having the same Interest Period, made by each of the Lenders pursuant to Section 2.01(b).
“Delayed Draw Loan” has the meaning specified in Section 2.01(b).
“Delayed Draw Note” means a promissory note made by the Borrower in favor of a Lender evidencing Delayed Draw Loans made by such Lender, substantially in the form of Exhibit B-3.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.
“Dollar” and “$” mean lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in Euro, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Dollars with Euro.
“Dollar Term Borrowing” means a borrowing consisting of simultaneous Dollar Term Loans of the same Type, in Dollars, and, in the case of Dollar Term Loans that are Eurocurrency Rate Loans, having the same Interest Period, made by each of the Lenders on the Closing Date.
“Dollar Term Commitment” means, as to each Dollar Term Lender, its obligation to make Dollar Term Loans to the Borrower pursuant to Section 2.01(a)(i), in an aggregate principal amount at any one time outstanding not to exceed the Dollar amount set forth opposite such Lender’s name on Schedule 2.01.
“Dollar Term Facility” means, at any time, the aggregate principal amount of the Dollar Term Loans of all Dollar Term Lenders outstanding at such time.
“Dollar Term Lender” means any Lender that holds Dollar Term Loans or Dollar Term Commitments.

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“Dollar Term Loans” means the term loans advanced by the Dollar Term Lenders to the Borrower in Dollars on the Closing Date pursuant to Section 2.01(a)(i) in the aggregate amount of $391,000,000.
“Dollar Term Note” means a promissory note made by the Borrower in favor of a Dollar Term Lender evidencing Dollar Term Loans made by such Lender, substantially in the form of Exhibit B-1.
“Domestic Subsidiary” means a Subsidiary of the Borrower formed under the laws of the United States or any state thereof.
“Early Opt-in Election” means the occurrence of:
(a)     (i) a determination by the Administrative Agent or (ii) a notification by the Required Dollar Lenders, the Required Euro Lenders or the Required DDTL Lenders to the Administrative Agent (with a copy to the Borrower) that the applicable requisite applicable Lenders have determined that Dollar-denominated syndicated credit facilities, in the case of the Dollar Term Loans and the Delayed Draw Loans, and Euro-denominated syndicated credit facilities, in the case of the Euro Term Loans, being executed at such time, or that include language similar to that contained in Section 3.03(c) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and
(b)    (i) the election by the Administrative Agent or (ii) the election by the Required Dollar Lenders, the Required Euro Lenders or the Required DDTL Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the requisite applicable Lenders of written notice of such election to the Administrative Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), and (v) (subject to such consents, if any, as may be required under Section 10.06(b)(iii)).

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“EMU Legislation” means the legislative measures of the European Council for the introduction of, changeover to or operation of a single or unified European currency.
“Engagement Letter” means that certain letter agreement, dated April 2, 2020, among the Borrower and the Joint Lead Arrangers.
“Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974 and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with the Borrower or any Subsidiary thereof within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).
“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a

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termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Euro”, “EUR” and “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Euro Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in Euro as determined by the Administrative Agent at such time on the basis of the Spot Rate for the purchase of Euro with Dollars.
“Euro Term Borrowing” means a borrowing consisting of simultaneous Euro Term Loans of the same Type, in Euro, and having the same Interest Period, made by each of the Lenders on the Closing Date.
“Euro Term Commitment” means, as to each Euro Term Lender, its obligation to make Euro Term Loans to the Borrower pursuant to Section 2.01(a)(ii), in an aggregate principal amount at any one time outstanding not to exceed the Euro amount set forth opposite such Lender’s name on Schedule 2.01.
“Euro Term Facility” means, at any time, the aggregate principal amount of the Euro Term Loans of all Euro Term Lenders outstanding at such time.
“Euro Term Lender” means any Lender that holds Euro Term Loans.
“Euro Term Loan” means the term loans advanced by the Lenders to the Borrower in Euro on the Closing Date pursuant to Section 2.01(a)(ii) in the aggregate amount of €100,000,000.
“Euro Term Note” means a promissory note made by the Borrower in favor of a Euro Term Lender evidencing Euro Term Loans made by such Lender, substantially in the form of Exhibit B-2.
“Eurocurrency Rate” means:
(a)    for any Interest Period with respect to a Eurocurrency Rate Loan, the rate per annum equal to the London Interbank Offered Rate (“LIBOR”) or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period, for deposits in the

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relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; provided, that, solely with respect to First Interest Period, the Eurocurrency Rate pursuant to this clause (a) shall be the Interpolated Rate; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to LIBOR, at approximately 11:00 a.m., London time determined two (2) Business Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day;
provided that if the Eurocurrency Rate (including any Benchmark Replacement or alternative rate of interest under Section 3.03(b)) shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.” Eurocurrency Rate Loans may be denominated in Dollars or in Euro. All Loans denominated in Euro must be Eurocurrency Rate Loans.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01(a)(ii) or (c), amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any withholding Taxes imposed pursuant to FATCA.
“Facility” means the Dollar Term Facility, the Euro Term Facility or the DDTL Facility, as the context may require.
“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any intergovernmental agreement, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among governmental authorities

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and implementing subsections of the Code and any agreements entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to MUFG on such day on such transactions as determined by the Administrative Agent and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fee Letter” means that certain letter agreement, dated April 2, 2020, among the Borrower, the Administrative Agent and the Left Lead Arranger.
“Finance Lease” means any lease classified as a “finance lease” under GAAP, but excluding, for the avoidance of doubt, any Operating Lease.
“First Base Indenture” means that certain Indenture dated as of November 20, 2014, between the Borrower, as issuer, and U.S. Bank National Association, as trustee.
“First Interest Period” means, (a) with respect to the Dollar Term Loans and the Euro Term Loans, the period commencing on the Closing Date and ending on April 30, 2020 and (b) with respect to any Delayed Draw Loan, the period commencing on the date of the applicable Delayed Draw Borrowing and ending on the last day of the month in which such Borrowing occurred.
“Foreign Lender” means, with respect to the Borrower or any Lender that is organized under the Laws of a jurisdiction other than that in which the Borrower is resident for tax purposes. For purposes of this definition, the United States, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a State thereof or the District of Columbia.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“Funds From Operations” means, with respect to any fiscal period, an amount equal to the net income (or deficit) of the Borrower and its Subsidiaries for that period computed on a

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consolidated basis in accordance with GAAP, excluding gains (or losses) from sales of property, plus depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures; provided that Funds From Operations shall exclude one-time or non-recurring charges and impairment charges, charges from the early extinguishment of indebtedness and other non-cash charges. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect Funds From Operations on the same basis. To the extent not inconsistent with the foregoing, Funds From Operations shall be reported in accordance with the NAREIT Policy Bulletin dated April 5, 2002, as amended, restated, supplemented or otherwise modified from time to time.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum

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distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hostile Acquisition” means an Acquisition of all or substantially all of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to the consummation of such Acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar or other appropriate action if such Person is not a corporation, or as to which, at the time of consummation of such Acquisition, any such prior approval has been withdrawn.
“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:
(a)    all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments;
(b)    all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments;
(c)    net obligations of such Person under any Swap Contract;
(d)    all obligations of such Person to pay the deferred purchase price of property or services (other than (i) trade accounts payable in the ordinary course of business and (ii) post-closing purchase price adjustments or earnout obligations in connection with Permitted Acquisitions, in the case of this clause (ii), until such obligations become a liability on the balance sheet of such Person in accordance with GAAP);
(e)    indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    obligations under Finance Leases and Synthetic Lease Obligations;
(g)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(h)    all Guarantees of such Person in respect of any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall (x) include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Indebtedness is expressly made non-recourse to such Person and (y) exclude any obligations arising

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under Operating Leases. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Finance Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Indemnitees” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date; provided, however, that if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; and (b) as to any Base Rate Loan, the last Business Day of each March, June, September and December and the Maturity Date.

“Interest Period” means as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter; provided that:
(i)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(ii)    any Interest Period pertaining to a Eurocurrency Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period;
(iii)    no Interest Period pertaining to any Loan shall extend beyond the Maturity Date; and
(iv)     at the election of the Borrower, the Interest Period with respect to (A) the Dollar Term Loans and the Euro Term Loans applicable commencing on the Closing Date shall be the First Interest Period and (B) each Delayed Draw Loan applicable commencing on the date of the applicable Delayed Draw Borrowing shall be the First Interest Period.
“Interpolated Rate” means, at any time, with respect to the First Interest Period, the rate per annum determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBOR Screen Rate for the longest period (for which the LIBOR Screen Rate is

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available for Dollars or Euro, as the case may be) that is shorter than the First Interest Period and (b) the LIBOR Screen Rate for the shortest period (for which that LIBOR Screen Rate is available for Dollars or Euro, as the case may be) that exceeds the First Interest Period, in each case, at such time. When determining the rate for a period which is less than the shortest period for which the LIBOR Screen Rate is available, the LIBOR Screen Rate for purposes of paragraph (a) above shall be deemed to be the overnight screen rate where “overnight screen rate” means the overnight rate determined by the Administrative Agent from such service as the Administrative Agent may select.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.
“IRS” means the United States Internal Revenue Service.
“Joint Lead Arrangers” means the Left Lead Arranger, Sumitomo Mitsui Banking Corporation, TD Securities (USA) LLC, and Mizuho Bank, Ltd., in their capacities as joint lead arrangers and joint bookrunners.
“JV Entity” means a non-wholly-owned Subsidiary or joint venture in which the Borrower or one or more of its Subsidiaries is a joint venturer with another Person.
“JV Interest” means an Equity Interest in a JV Entity.
“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Left Lead Arranger” means MUFG Union Bank, N.A., in its capacity as left lead arranger and joint book runner.
“Lender” has the meaning specified in the introductory paragraph hereto.
“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent, which office may include any Affiliate of such Lender or any domestic or foreign branch of such Lender or such Affiliate.

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Unless the context otherwise requires each reference to a Lender shall include its applicable Lending Office.
“LIBOR” has the meaning specified in the definition of Eurocurrency Rate.
“LIBOR Screen Rate” means the LIBOR quote on the applicable screen page the Administrative Agent designates to determine LIBOR (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Finance Lease having substantially the same economic effect as any of the foregoing).
“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Dollar Term Loan, Euro Term Loan or a Delayed Draw Loan.
“Loan Documents” means this Agreement, each Note, the Fee Letter, the Engagement Letter, each Loan Notice, and any and all other agreements, documents and instruments executed and/or delivered by or on behalf of or in support of the Borrower to the Administrative Agent or any Lender or their respective authorized designees evidencing or otherwise relating to any of the Loans hereunder.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Material Adverse Effect” means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, liabilities (actual or contingent) or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole; (b) a material impairment of the rights and remedies of the Administrative Agent or any Lender under any Loan Document, or of the ability of the Borrower to perform its obligations under any Loan Document; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.
“Material Domestic Subsidiary” means, as at any date of determination (determined in accordance with GAAP), any Domestic Subsidiary or group of Domestic Subsidiaries (other than joint ventures) whose net accounts receivable (after intercompany eliminations and excluding Real

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Property Lease Accounts), individually or collectively (as the case may be), equal or exceed 10.0% of all net accounts receivable of the Borrower and its Domestic Subsidiaries (after intercompany eliminations and excluding Real Property Lease Accounts) as of the end of the most recently completed fiscal quarter of the Borrower.
“Material Subsidiary” means, as at any date of determination (determined in accordance with GAAP), any Subsidiary or group of Subsidiaries of the Borrower (a) whose total assets, individually or collectively (as the case may be), equal or exceed 20.0% of the consolidated total assets (after intercompany eliminations) of the Borrower and its Subsidiaries as of the end of the most recently completed fiscal quarter of the Borrower, or (b) whose revenue, individually or collectively (as the case may be), for the Measurement Period most recently ended equals or exceeds 10.0% of the consolidated revenue (after intercompany eliminations) of the Borrower and its Subsidiaries for such Measurement Period.
“Maturity Date” means April 14, 2021; provided, however, that if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.
“Measurement Period” means, at any date of determination, the rolling two most recently completed fiscal quarters of the Borrower, annualized.
“MUFG” means MUFG Bank, Ltd. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.
“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including the Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Note” means a Dollar Term Note, a Euro Term Note or a Delayed Draw Note, as the context may require.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against the Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

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“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Operating Lease” means any lease classified as an “operating lease” under GAAP.
“Optional Prepayment Notice” has the meaning specified in Section 2.03.
“Optional Termination/Reduction Notice” has the meaning specified in Section 2.04(a).
“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.06).
“Outstanding Amount” means, on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount of the Loans after giving effect to any borrowings and prepayments or repayments of such Loans occurring on such date.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in Euro, the rate of interest per annum at which overnight deposits in Euro, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of MUFG in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Participant” has the meaning specified in Section 10.06(d).

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“Participant Register” has the meaning specified in Section 10.06(d).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Pension Act” means the Pension Protection Act of 2006.
“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.
“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by the Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.
“Permitted Acquisition” means any Acquisition by the Borrower or any of its Subsidiaries, provided that: (a) such Investment is not a Hostile Acquisition; and (b) after giving pro forma effect to the consummation of such Acquisition, (i) the Borrower shall be in compliance with each of the financial covenants set forth in Section 7.11, and (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.
“Platform” has the meaning specified in Section 6.02.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.02.
“Real Property Lease Accounts” means those accounts receivable of the Borrower arising from the lease or rental of real property by the Borrower to the extent such accounts receivable comprise collateral for a third party real property lender.

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“Recipient” means the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder.
“Register” has the meaning specified in Section 10.06(c).
“REIT” means a Person that is qualified to be treated for tax purposes as a real estate investment trust under Sections 856-860 of the Code.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.
“Required DDTL Lenders” means, as of any date of determination, at least two DDTL Lenders holding more than 50.00% of the sum of the Aggregate DDTL Commitments and the Outstanding Amount of all Delayed Draw Loans or, if the DDTL Commitment of each Lender has been terminated pursuant to Section 8.02, at least two DDTL Lenders holding in the aggregate more than 50.00% of the Outstanding Amount of all Delayed Draw Loans at such time. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required DDTL Lenders at any time.
“Required Dollar Lenders” means, as of any date of determination, at least two Dollar Term Lenders holding more than 50.00% of the Outstanding Amount of the Dollar Term Loans; provided that the Dollar Term Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Dollar Lenders.
“Required Euro Lenders” means, as of any date of determination, at least two Euro Term Lenders holding more than 50.00% of the Outstanding Amount of the Euro Term Loans; provided that the Euro Term Loans held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Euro Lenders.
“Required Lenders” means, as of any date of determination, at least two Lenders holding more than 50.00% of the sum of the Aggregate Commitments and the Outstanding Amount of all Loans or, if the Commitments of each Lender have been terminated pursuant to Section 8.02, at least two Lenders holding in the aggregate more than 50.00% of the Outstanding Amount of all Loans at such time. The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Resignation Effective Date” has the meaning specified in Section 9.06(a).

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“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means the chief executive officer, chief financial officer, treasurer or vice president-tax and treasury of the Borrower and, solely for purposes of notices given pursuant to Article II, any other officer of the Borrower so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the Borrower designated in or pursuant to an agreement between the Borrower and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Borrower’s stockholders, partners or members (or the equivalent Person thereof).
“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.
“Sale-Leaseback Transaction” means, with respect to any Person, the sale of property owned by such Person (the “S-L Seller”) to another Person (the “S-L Buyer”), together with the substantially concurrent leasing of such property by the S-L Buyer to the S-L Seller.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in Euro, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in Euro.
“Sanction(s)” means any sanction or embargo imposed, administered or enforced by the United States Government (including without limitation, OFAC), the United Nations Security Council, the Hong Kong Government, the European Union or Her Majesty’s Treasury.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Base Indenture” means that certain Indenture dated as of December 12, 2017, between the Borrower, as issuer, and U.S. Bank National Association, as trustee.
“Senior Notes Indentures” means, collectively, the Indentures (together with any Supplemental Indentures thereto) entered into by the Borrower in connection with the Senior Unsecured Notes.

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“Senior Unsecured Notes” means, collectively, (a) the 5.00% Senior Notes Due 2020, (b) the 5.00% Senior Notes Due 2021, (c) the 5.375% Senior Notes Due 2022, (d) the 2.875% Senior Notes Due 2024, (e) the 2.625% Senior Notes Due 2024, (f) the 2.875% Senior Notes Due 2025, (g) the 2.875% Senior Notes Due 2026, (h) the 5.875% Senior Notes Due 2026, (i) the 2.900% Senior Notes Due 2026, (j) the 5.375% Senior Notes Due 2027, (k) the 3.200% Senior Notes Due 2029, (l) any other senior unsecured notes issued by the Borrower and not otherwise prohibited hereunder, and (m) any refinancings or replacements thereof.
“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, or a successor administrator, on the Federal Reserve Bank of New York’s Website.
“Spot Rate” for a currency means the rate determined by the Administrative Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Administrative Agent may obtain such spot rate from another financial institution designated by the Administrative Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

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“Swap Obligations” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system, which utilizes a single shared platform and which was launched on November 19, 2007.
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), and other similar assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.
“Total Credit Exposure” means, as to any Lender at any time, the sum of the unused Commitments and the outstanding Loans of such Lender at such time.
“Transfer” has the meaning specified in Section 7.05.
“Type” means with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes

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certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“Undisclosed Administration” means, in relation to a Lender or its direct or indirect parent company that is a solvent person, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction, if applicable law requires that such appointment not be disclosed.
“United States” and “U.S.” mean the United States of America.
“Unrestricted Subsidiary” means any Subsidiary of the Borrower designated as such on Schedule 6.13 hereto as of the Closing Date, or after the Closing Date pursuant to Section 6.13.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(III).
“wholly-owned” means, with respect to a Subsidiary of a Person, a Subsidiary of such Person all of the outstanding Equity Interests of which (other than (a) director’s qualifying shares and (b) shares issued to foreign nationals to the extent required by applicable Law) are owned by such Person and/or by one or more wholly-owned Subsidiaries of such Person.
“Withholding Agent” means the Borrower and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02.    Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

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(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    Any reference herein to a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company or limited partnership, or an allocation of assets to a series of a limited liability company or limited partnership (or the unwinding of such a division or allocation), as if it were a merger, transfer, consolidation, amalgamation, consolidation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company or limited partnership shall constitute a separate Person hereunder (and each division of any limited liability company or limited partnership that is a Subsidiary, joint venture or any other like term shall also constitute such a Person or entity).
1.03.    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial statements, financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time,

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applied in a manner consistent with that used in preparing the Audited Financial Statements, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, (i) Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 on financial liabilities shall be disregarded and (ii) for the avoidance of doubt, all such determinations and computations shall be made giving effect to the implementation of FASB ASC 842.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.
1.04.    Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05.    Currency Equivalents. (I) Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of Euro for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent.
(a)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan an amount, such as a Commitment or a required minimum or multiple amount, is expressed in Dollars, but such Borrowing or Eurocurrency Rate Loan is denominated in Euro, such amount shall be the Euro Equivalent of such Dollar amount (rounded to the nearest unit of Euro, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent.
(b)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability, with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any comparable or successor rate thereto.
1.06.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

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ARTICLE II.
THE COMMITMENTS AND LOANS
2.01.    Loans.
(a)    The Initial Term Borrowings.
(i)    Subject to the terms and conditions set forth herein, each Dollar Term Lender with a Dollar Term Commitment severally agrees to make a Dollar Term Loan to the Borrower, in Dollars, on the Closing Date, in an amount not to exceed such Lender’s Applicable Percentage of the aggregate amount of the Dollar Term Commitments at such time. The Dollar Term Borrowing shall consist of Dollar Term Loans made simultaneously by the applicable Lenders in accordance with their respective Applicable Percentages of the aggregate amount of the Dollar Term Commitments at such time. Amounts borrowed under this Section 2.01(a)(i) and repaid or prepaid may not be reborrowed. Dollar Term Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
(ii)    Subject to the terms and conditions set forth herein, each Euro Term Lender with a Euro Term Commitment severally agrees to make a Euro Term Loan to the Borrower, in Euro, on the Closing Date, in an amount not to exceed such Lender’s Applicable Percentage of the aggregate amount of the Euro Term Commitments at such time. The Euro Term Borrowing shall consist of Euro Term Loans made simultaneously by the applicable Lenders in accordance with their respective Applicable Percentages of the aggregate amount of the Euro Term Commitments at such time. Amounts borrowed under this Section 2.01(a)(ii) and repaid or prepaid may not be reborrowed. All Euro Term Loans shall be Eurocurrency Rate Loans, as further provided herein.
(b)    The Delayed Draw Borrowings. Subject to the terms and conditions set forth herein, each DDTL Lender severally agrees to make delayed draw term loans (each such loan, a “Delayed Draw Loan”) to the Borrower in Dollars from time to time, on any Business Day during the Availability Period but on not more than three (3) separate occasions, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s DDTL Commitment at such time. Each Delayed Draw Borrowing shall be in a principal amount of at least $50,000,000 and shall consist of Delayed Draw Loans made simultaneously by the DDTL Lenders in accordance with their respective Applicable Percentages of the Aggregate DDTL Commitments at such time. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed. Delayed Draw Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
2.02.    Borrowings, Conversions and Continuations of Loans.
(a)    Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the Borrower’s delivery of an irrevocable Loan Notice to the Administrative Agent. Each such Loan Notice must be received by the Administrative Agent not later than 1:00 p.m. (or in the case of (A) the Borrowings made on the Closing Date, not later than 10:00 p.m. on April 9, 2020, and (B) clause (iii) below, not later than 10:00 a.m.): (i) three (3) Business Days prior to the requested date of any Borrowing of,

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conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, (ii) four (4) Business Days prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Euro, or (iii) on the requested date of any Borrowing of Base Rate Loans. Except as provided in Section 2.01(b), each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (1) the applicable Facility, (2) whether the Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (3) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (4) the principal amount of Loans to be borrowed, converted or continued, (5) in the case of Loans in Dollars, the Type of Loans to be borrowed or to which existing Loans are to be converted and (6) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to specify a Type of Loan in a Loan Notice, then the applicable Loans shall be made as Base Rate Loans in Dollars. If the Borrower fails to give a timely Loan Notice requesting a continuation or conversion of Eurocurrency Rate Loans, such Eurocurrency Rate Loans shall be automatically continued for an Interest Period of one month. If the Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid or repaid in the original currency of such Loan.
(b)    Following receipt of a Loan Notice for a Facility, the Administrative Agent shall promptly notify each Appropriate Lender of the amount (and currency) of its Applicable Percentage of the applicable Loan, and if no timely Loan Notice of a continuation of Eurocurrency Rate Loans is provided by the Borrower, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic continuation of such Eurocurrency Rate Loans, in each case as described in the preceding subsection. In the case of a Borrowing, each Appropriate Lender shall make the amount of its applicable Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 3:00 p.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent in the case of any Loan denominated in Euro, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, in the case of the Dollar Term Borrowing and the Euro Term Borrowing, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent by wire transfer of such funds in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, or (i) in the case of Loans in Dollars, converted to or continued as Eurocurrency Rate Loans without the consent of the Appropriate Required Lenders or (ii) in the case of Loans in Euro, converted or continued as Eurocurrency Rate

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Loans with an Interest Period of more than one month if the Required Euro Lenders so notify the Borrower. During the existence of a Default, any Loans that are continued or converted to Eurocurrency Rate Loans as provided in this clause (c), unless the Appropriate Required Lenders shall otherwise consent, shall have a one-month Interest Period.
(d)    The Administrative Agent shall promptly notify the Borrower and the Appropriate Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower and the Appropriate Lenders of any change in MUFG’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Borrowings, all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than ten (10) Interest Periods in effect in respect of the Facilities.
2.03.    Optional Prepayments of Loans. The Borrower shall have the right at any time to prepay the Dollar Term Loans, the Euro Term Loans or the Delayed Draw Loans on or before the Maturity Date as a whole, or in part, by providing written notice (an “Optional Prepayment Notice”) to the Administrative Agent no later than 1:00 p.m. three (3) Business Days prior to the date of such prepayment, without premium or penalty, provided that, subject to compliance with Section 3.05, (a) each partial prepayment shall be in principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (b) each partial prepayment shall be allocated among the Appropriate Lenders in accordance with such Lender’s Applicable Percentage of the applicable Loans. Each such Optional Prepayment Notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Appropriate Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage of such prepayment. Each Optional Prepayment Notice given under this Section 2.03 shall be irrevocable; provided, however, that any such Optional Prepayment Notice may state that such Optional Prepayment Notice is conditioned upon the effectiveness of other credit facilities or acquisitions or the receipt of net proceeds from the issuance of Equity Interests or incurrence of Indebtedness by the Borrower, in which case, such Optional Prepayment Notice may be revoked by the Borrower giving written notice to the Administrative Agent on or prior to the date for prepayment specified in such Optional Prepayment Notice if such condition is not satisfied (and for the avoidance of doubt, the Borrower shall remain obligated pursuant to the terms of this Agreement for any cost, expense or loss (including those arising under Sections 3.05 and 10.04) incurred by the Administrative Agent, any Lender or other Person in connection with any Optional Prepayment Notice or revocation thereof). If an Optional Prepayment Notice is given and has not been revoked by the Borrower in accordance with the proviso to the immediately preceding sentence, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of principal of the Loans hereunder shall include all interest accrued to the date of prepayment. No amount repaid with respect to the Loans may be reborrowed.

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2.04.    Termination or Reduction of Commitments.
(a)    Optional. The Borrower may, upon written notice (an “Optional Termination/Reduction Notice”) to the Administrative Agent, terminate the Aggregate DDTL Commitments, or from time to time permanently reduce the Aggregate DDTL Commitments; provided that (i) any such Optional Termination/Reduction Notice shall be received by the Administrative Agent not later than 1:00 p.m. five (5) Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof. Each Optional Termination/Reduction Notice shall be irrevocable; provided, however, that any such Optional Termination/Reduction Notice may state that such Optional Termination/Reduction Notice is conditioned upon the effectiveness of other credit facilities or acquisitions or the receipt of net proceeds from the issuance of Equity Interests or incurrence of Indebtedness by the Borrower, in which case, such Optional Termination/Reduction Notice may be revoked by the Borrower giving written notice to the Administrative Agent on or prior to the date for prepayment specified in such Optional Termination/Reduction Notice if such condition is not satisfied (and for the avoidance of doubt, the Borrower shall remain obligated pursuant to the terms of this Agreement for any cost, expense or loss (including those arising under Section 10.04) incurred by the Administrative Agent, any Lender or other Person in connection with any Optional Termination/Reduction Notice or revocation thereof). The Administrative Agent will promptly notify the DDTL Lenders of any such notice of termination or reduction of the Aggregate DDTL Commitments. Any reduction of the Aggregate DDTL Commitments shall be applied to the DDTL Commitment of each DDTL Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate DDTL Commitments shall be paid on the effective date of such termination.
(b)    Mandatory. The aggregate Dollar Term Commitments and Euro Term Commitments, respectively, shall be automatically and permanently reduced to zero upon the making of the Dollar Term Loans and Euro Term Loans, respectively, on the Closing Date.
2.05.    Repayment of Loans. The Borrower shall repay to the Appropriate Lenders on the Maturity Date the aggregate principal amount of Dollar Term Loans, Euro Term Loans and Delayed Draw Loans, as applicable, outstanding on such date.
2.06.    Interest.
(a)    Subject to the provisions of subsection (b) below, (i) each Dollar Term Loan or Delayed Draw Loan that is a Eurocurrency Rate Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin; (ii) each Dollar Term Loan or Delayed Draw Loan that is a Base Rate Loan shall bear interest on the outstanding principal amount thereof from the Closing Date at a rate per annum equal to the Base Rate plus the Applicable Margin; and (iii) each Euro Term Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Margin.

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(b)    (I)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(i)    If any amount (other than principal of any Loan) payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(ii)    Upon the request of the Required Lenders, while any Event of Default exists (other than as set forth in clauses (b)(i) and (b)(ii) above), the Borrower shall pay interest on the principal amount of all outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.
(iii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.07.    Fees.
(a)    DDTL Facility Fee. The Borrower shall pay to the Administrative Agent, for the account of each DDTL Lender in accordance with its Applicable Percentage, a facility fee (the “DDTL Facility Fee”) in Dollars in an amount equal to 0.20% per annum on the actual daily unused amount of the Aggregate DDTL Commitments during the period from the Closing Date to but excluding the last day of the Availability Period. The DDTL Facility Fee shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter following the date hereof and on the last day of the Availability Period.
(b)    Other Fees. The Borrower shall pay to the Administrative Agent and each Joint Lead Arranger, as applicable, for its own account, fees in the amounts and at the times specified in the Fee Letter or the Engagement Letter, as applicable. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
2.08.    Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the

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basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Euro as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.10(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.09.    Evidence of Debt. The Loans made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrower shall execute and deliver to such Lender a Note or Notes, which shall evidence such Lender’s applicable Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
2.10.    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in the currency in which such Loan was made and in Same Day Funds not later than 3:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Appropriate Lender its Applicable Percentage in respect of the relevant Facility (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 3:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 2:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or,

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in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Appropriate Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Appropriate Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent at the Overnight Rate.
A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Loan set forth in Article IV are not satisfied or waived in accordance with the terms hereof or thereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c), as applicable, are several and not joint. The failure of any Appropriate Lender to make any Loan or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Appropriate Lender of its

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corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make any Loan or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
2.11.    Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the applicable Loans of the other Appropriate Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Appropriate Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective applicable Loans and other amounts owing them, provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section shall not be construed to apply to (x) any payment made by or on behalf of the Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than an assignment to the Borrower or any Subsidiary thereof (as to which the provisions of this Section shall apply).
The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
2.12.    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be

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restricted as set forth in the definitions of “Required Lenders”, “Required DDTL Lenders”, “Required Dollar Lenders”, “Required Euro Lenders”, and Section 10.01.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Borrower may request (so long as no Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; fifth, so long as no Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with the Commitments hereunder. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.12(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. That Defaulting Lender shall not be entitled to receive any DDTL Facility Fee pursuant to Section 2.07(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender for any period during which that Lender is a Defaulting Lender).
(b)    Defaulting Lender Cure. If the Borrower and the Administrative Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other

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actions as the Administrative Agent may determine to be necessary to cause the Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
ARTICLE III.
ARTICLE III.TAXES, YIELD PROTECTION AND ILLEGALITY
3.01.    Taxes.
(a)    Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes. (I) Any and all payments by or on account of any obligation of the Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Laws. If any applicable Laws (as determined in the good faith discretion of an applicable Withholding Agent) require the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the Withholding Agent shall be entitled to make such deduction or withholding.
(i)    If any Withholding Agent shall be required by any applicable Laws to withhold or deduct any Taxes from any payment, then (A) such Withholding Agent, as required by such Laws, shall withhold or make such deductions as are determined by it to be required, (B) such Withholding Agent, to the extent required by such Laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such Laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of subsection (a) above, the Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnifications.
(i)    The Borrower shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient, and any reasonable

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expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)    Each Lender shall, and does hereby, severally indemnify, and shall make payment in respect thereof within ten (10) days after demand therefor, (x) the Administrative Agent against any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (y) the Administrative Agent and the Borrower, as applicable, against any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (z) the Administrative Agent and the Borrower, as applicable, against any Excluded Taxes attributable to such Lender that are payable or paid by the Administrative Agent or the Borrower in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. Upon request by the Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by the Borrower or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(e)    Status of Lenders; Tax Documentation.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law or the taxing authorities of a jurisdiction pursuant to such applicable law or reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative

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Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation either (A) set forth in Section 3.01(e)(ii)(A), (ii)(B) and (ii)(D) below or (B) required by applicable law other than the Code or the taxing authorities of the jurisdiction pursuant to such applicable law to comply with the requirements for exemption or reduction of withholding tax in that jurisdiction) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W‑9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(I)
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W‑8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(II)	executed copies of IRS Form W-8ECI;

(III)
in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower

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within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN-E; or

(IV)
to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W‑8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(iii)    Each Lender agrees that if any form or certification it previously delivered pursuant to this Section 3.01 expires or becomes obsolete or inaccurate in any respect, it

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shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds, Etc. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund or credit in lieu of a refund of any Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.01, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Recipient, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient in the event the Recipient is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the applicable Recipient be required to pay any amount to the Borrower pursuant to this subsection the payment of which would place the Recipient in a less favorable net after-Tax position than such Recipient would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any Recipient to make available its tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.
(h)    For the purposes of this Section 3.01, the term “applicable law” includes FATCA.
3.02.    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans (whether denominated in Dollars or Euro) whose interest is determined by reference to the Eurocurrency Rate, or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or Euro in the London or other applicable offshore interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base

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Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, as the case may be, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
3.03.    Inability to Determine Rates.
(a)    If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i) the Administrative Agent determines that (x) deposits (whether in Dollars or Euro) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (y) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or Euro) or in connection with an existing or proposed Eurocurrency Rate Loan or the Eurocurrency Rate component of the Base Rate, or (ii) the Appropriate Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan or any conversion or continuation thereof does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (A) the obligation of the Appropriate Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (B) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Appropriate Required Lenders) revokes such notice. Upon receipt of such notice, (1) in the case of Dollar Term Loans or Delayed Draw Loans, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, and (2) in the event an alternative rate cannot be determined in accordance with clause (b) below, in the case of Euro Term Loans, the Borrower shall prepay such Loans at the end of the then current Interest Period for such Loans. Upon any such prepayment or

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conversion, as the case may be, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
(b)    Notwithstanding the foregoing, in the case of a request for or conversion or continuation of a Eurocurrency Rate Loan in Euro as to which the Administrative Agent or the Required Euro Lenders, as applicable, have made the determination described in clause (a) above (in each case, for the avoidance of doubt, after applying any Benchmark Replacement, if applicable), (i) the Borrower shall be deemed to have requested a Eurocurrency Rate Loan or conversion or continuation, as applicable, in Euro (the “Impacted Loans”) with the next shortest Interest Period available as to which no such determination under clause (a) above would be made, and (ii) (x) if no such Interest Period is available, the Administrative Agent and the Borrower, with the agreement of the Required Euro Lenders may establish an alternative interest rate for the Impacted Loans, and (y) if the Administrative Agent, the Borrower and the Required Euro Lenders are unable to agree on such an alternative rate of interest, the Administrative Agent, with the consent of the Required Euro Lenders, may establish an alternative interest rate for the Impacted Loans. Such alternative rate of interest as determined in accordance with clause (ii) above shall apply with respect to the Impacted Loans until (A) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under clause (a) above, (B) the Required Euro Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans (in which case the Required Euro Lenders shall determine an appropriate alternative rate of interest in accordance with clause (ii)(y) above), or (C) any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof, and in the case of subclause (C), the Impacted Loans shall be repaid as provided in subsection (a) above.
(c)    Benchmark Replacement.
(i)    Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Dollar Lenders, the Required DDTL Lenders and the Required Euro Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Dollar Lenders, the Required DDTL Lenders and the Required Euro Lenders have delivered to the Administrative Agent written notice that such Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement

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pursuant to this Section 3.03(c) will occur prior to the applicable Benchmark Transition Start Date.
(ii)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.
(iii)    The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(c).
(iv)    Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) in the case of Dollar Term Loans or Delayed Draw Loans, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, and (B) in the case of Euro Term Loans, (x) the Administrative Agent and the Borrower, with the agreement of the Required Euro Lenders, may establish an alternative interest rate for the Euro Term Loans, and (y) if the Administrative Agent, the Borrower and the Required Euro Lenders are unable to agree on such an alternative rate of interest, the Administrative Agent, with the consent of the Required Euro Lenders, may establish an alternative interest rate for the Euro Term Loans. Such alternative rate of interest as determined in accordance with subclause (B) above shall apply with respect to the Euro Term Loans until the earlier of (1) the replacement of LIBOR for the Euro Term Loans with a Benchmark Replacement pursuant to this Section 3.03(c), (2) the Required Euro Lenders notify the Administrative Agent and the Borrower that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Euro Loans (in which case the Required Euro Lenders shall determine an appropriate alternative rate of interest in accordance with clause (y) above) and (3) any Euro Term Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Euro Term Lender or its applicable Lending Office to make, maintain or fund Euro Term Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material

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restrictions on the authority of such Euro Term Lender to do any of the foregoing and provides the Administrative Agent and the Borrower written notice thereof, and in the case of subclause (3), the Borrower shall prepay all Euro Term Loans and all accrued interest thereon at the end of the then current Interest Period for such Euro Term Loans.
3.04.    Increased Costs; Reserves on Eurocurrency Rate Loans.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e), other than as set forth below);
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower shall be conclusive

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absent manifest error (it being understood that no Lender shall be required to disclose (i) any confidential or price sensitive information or (ii) any information to the extent prohibited by applicable law). The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof).
(e)    Reserves on Eurocurrency Rate Loans. The Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided that the Borrower shall have received at least ten (10) days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice ten (10) days prior to the relevant Interest Payment Date, such additional interest shall be due and payable ten (10) days from receipt of such notice.
3.05.    Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower; or
(c)    any failure by the Borrower to make payment of any Loan (or interest due thereon) denominated in Euro on its scheduled due date or, in the case of any Loan, any payment thereof in a different currency; or
(d)    any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower pursuant to Section 10.13;

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including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.
For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the London or other applicable offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
3.06.    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. Each Lender may make any Loan to the Borrower through any Lending Office, provided that the exercise of this option shall not affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement. If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or (iii) any Lender gives a notice pursuant to Section 3.02, then such Lender shall, as applicable, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (A) would eliminate or reduce the amounts payable pursuant to Sections 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (B) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 3.06(a), the Borrower may replace such Lender in accordance with Section 10.13.
3.07.    Survival. All of the Borrower’s obligations under this Article III shall survive termination of the Aggregate Commitments, repayment of all other Obligations hereunder, and resignation of the Administrative Agent.
ARTICLE IV.
CONDITIONS PRECEDENT TO LOANS
4.01.    Conditions of Initial Loans. The obligations of each Lender to make its initial Loans hereunder are subject to satisfaction of the following conditions precedent:

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(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the Borrower, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and the Lenders:
(i)    executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;
(ii)    Notes executed by the Borrower in favor of each Lender requesting Notes;
(iii)    a certificate from the secretary or assistant secretary of the Borrower (A) attesting to the resolutions of the Borrower’s Board of Directors, authorizing its execution, delivery, and performance of this Agreement and any other Loan Documents, (B) evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents, and (C) certifying as true, correct and complete, copies of the Borrower’s Organization Documents, as amended, modified, or supplemented to the date hereof;
(iv)    such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, and that the Borrower is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;
(v)    a favorable opinion of Orrick, Herrington & Sutcliffe LLP, counsel to the Borrower, addressed to the Administrative Agent and each Lender and in form and substance satisfactory to the Administrative Agent;
(vi)    a certificate of a Responsible Officer (x) of the Borrower either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by the Borrower and the validity against the Borrower of the Loan Documents, and such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required and (y) of the Borrower certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied and (B) that there has been no event or circumstance since the date of the Audited Financial Statements that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect;
(vii)    lien search results, dated as of a recent date, together with copies of all effective Uniform Commercial Code financing statements that name the Borrower as debtor; and
(viii)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent or the Required Lenders reasonably may require.

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(b)    Any fees required to be paid to the Administrative Agent, the Joint Lead Arrangers or the Lenders on or before the Closing Date shall have been paid.
(c)    The Borrower shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).
(d)    Upon the reasonable request of any Lender made at least ten (10) days prior to the Closing Date, the Borrower shall have provided to such Lender, and such Lender shall be reasonably satisfied with, the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act, in each case at least five (5) days prior to the Closing Date.
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.
4.02.    Conditions to All Borrowings. The obligation of each Lender to honor any Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of the Borrower contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects on and as of the date of such Borrowing, except (i) for representations and warranties which are qualified by the inclusion of a materiality standard, which representations and warranties shall be true and correct in all respects, and (ii) to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in clauses (a) and (b) of Section  5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01.
(b)    No Default or Event of Default shall exist or would result from such proposed Borrowing or from the application of the proceeds thereof.
(c)    The Administrative Agent shall have received a Loan Notice in accordance with the requirements hereof.

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Each Loan Notice (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Borrowing.
ARTICLE V.
REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01.    Existence, Qualification and Power. The Borrower and each Restricted Subsidiary (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) with respect to the Borrower only, execute, deliver and perform its obligations under the Loan Documents, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except (x) in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, and (y) in the case referred to in clause (a) with respect to any Restricted Subsidiary, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.
5.02.    Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of the Borrower’s Organization Documents; (b) except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which the Borrower is a party or affecting the Borrower or the properties of the Borrower or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or its property is subject; or (c) except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, violate any Law.
5.03.    Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Borrower of this Agreement or any other Loan Document.
5.04.    Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.

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5.05.    Financial Statements; No Material Adverse Effect.
(a)    The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except, with respect to GAAP application only, as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for material taxes, material commitments and Indebtedness.
(b)    The unaudited consolidated balance sheets of the Borrower and its Subsidiaries delivered pursuant to Section 6.01(b), and the related consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter ended on the applicable date thereof, when delivered, (i) have been prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.
(c)    Since the date of the Audited Financial Statements, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06.    Litigation. Except as disclosed in the Borrower’s public filings with the SEC prior to the Closing Date, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Restricted Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.
5.07.    No Default. Neither the Borrower nor any Restricted Subsidiary is in default under or with respect to any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
5.08.    Ownership of Property; Liens. The Borrower and each of its Restricted Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The property of the Borrower and its Restricted Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

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5.09.    Environmental Compliance. The Borrower conducts in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on the Borrower and its Restricted Subsidiaries’ respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
5.10.    Insurance. The properties of the Borrower and its Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Borrower, in such amounts, with such deductibles and retentions and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its Restricted Subsidiaries operate.
5.11.    Taxes. The Borrower and its Restricted Subsidiaries have filed all Federal and state income and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP or except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect. Neither the Borrower nor any wholly-owned Subsidiary thereof is party to any tax sharing agreement other than taxing sharing agreements solely among one or more of the Borrower and its past or present Affiliates (other than shareholders, directors or officers).
5.12.    ERISA Compliance.
(a)    Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state laws. Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter (or may rely on an opinion letter) from the Internal Revenue Service to the effect that the form of such Pension Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of the Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status.
(b)    There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no non-exempt prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.
(c)    (i) No ERISA Event has occurred, and neither the Borrower nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) the Borrower and each ERISA Affiliate

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has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and none of the Borrower or any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iv) none of the Borrower or any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (v) none of the Borrower or any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (vi) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.
(d)    As of the Closing Date and throughout the term of this Agreement, at least one of the following is and will be true with respect to the Borrower:
(i)    the Borrower is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84‑14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to the Borrower’s entering into and performance of this Agreement, the other Loan Documents, the Loans, or the Commitments and each action or obligation hereunder and thereunder, or
(iii)    (A) the Borrower is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Borrower to enter into and perform this Agreement, the other Loan Documents, the Loans or the Commitments and each action or obligation hereunder and thereunder, (C) the entering into and performance of this Agreement, the other Loan Documents, the Loans or the Commitments and each action or obligation hereunder and thereunder, each satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of the Borrower, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to the Borrower’s entering into and performance of this Agreement, the other Loan Documents, the Loans or the Commitments and each action or obligation hereunder and thereunder, or

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(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and the Borrower.
(e)    In addition, unless clause (d)(i) above is true with respect to the Borrower or the Borrower has not provided another representation, warranty and covenant as described in clause (d)(iv) above, the Borrower further represents and warrants, as of the date hereof and throughout the term of this Agreement, that:
(i)    none of the Administrative Agent, any Lender, the Left Lead Arranger, any other Joint Lead Arranger or any Affiliate of the foregoing is a fiduciary with respect to the assets of the Borrower (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),
(ii)    the Person making the investment decision on behalf of the Borrower with respect to the entrance into and performance of this Agreement, the other Loan Documents, the Loans or the Commitments and each action or obligation hereunder and thereunder is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),
(iii)    the Person making the investment decision on behalf of the Borrower with respect to the entrance into and performance of this Agreement, the other Loan Documents, the Loans or the Commitments and each action or obligation hereunder and thereunder is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),
(iv)    the Person making the investment decision on behalf of the Borrower with respect to the entrance into and performance of this Agreement, any documents related to this Agreement, the other Loan Documents, the Loans or the Commitments and each action or obligation hereunder and thereunder is a fiduciary under ERISA or the Code, or both, with respect to this Agreement, the other Loan Documents, the Loans or the Commitments and each action or obligation hereunder and thereunder, and
(v)    no fee or other compensation is being paid directly to the Administrative Agent, the Left Lead Arranger, any other Joint Lead Arranger, any Lender or any Affiliates of the foregoing for investment advice (as opposed to other services) in connection with the transactions contemplated hereby or by any Loan Document.
5.13.    Subsidiaries; Equity Interests. As of the Closing Date, except for currently inactive subsidiaries, (a) the Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and (b) all of the outstanding Equity Interests in each wholly-owned Subsidiary have been validly issued, are fully paid and nonassessable and are owned by the Borrower or a Subsidiary thereof free and clear of all Liens (other than Liens expressly permitted by Section 7.01). As of the Closing Date, the Borrower has no equity investments in any other corporation or entity

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other than (i) investments held in the ordinary course of business in or through money market funds, mutual funds, investment or brokerages accounts and other similar types of investment vehicles and accounts and (ii) those specifically disclosed in Part (b) of Schedule 5.13. All of the outstanding Equity Interests in the Borrower have been validly issued and are fully paid and nonassessable. As of the Closing Date, (x) the Unrestricted Subsidiaries are set forth on Schedule 6.13, (y) the aggregate Attributable Asset Share of all Unrestricted Subsidiaries does not exceed 10% of the consolidated total assets of the Borrower and its Subsidiaries, and (z) the aggregate Attributable A/R Share of all Unrestricted Subsidiaries does not exceed 10% of the net accounts receivable of the Borrower and its Subsidiaries.
5.14.    Margin Regulations; Investment Company Act.
(a)    The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.
(b)    The Borrower is not, and is not required to be, registered as an “investment company” under the Investment Company Act of 1940.
5.15.    Disclosure. No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, (a) with respect to any report, financial statement, certificate or other information concerning the target of any Permitted Acquisition, the Borrower, in each case, makes such representation only to the best of its knowledge and (b) with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.16.    Compliance with Laws. The Borrower and each Restricted Subsidiary thereof is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
5.17.    Taxpayer Identification Number. The Borrower’s true and correct United States taxpayer identification number is set forth on Schedule 10.02.
5.18.    REIT Status. The Borrower (a) qualifies as a REIT (without regard to any election requirement relating to the same) and (b) is in compliance with all other requirements and conditions imposed under the Code to allow it to maintain its status as a REIT.

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5.19.    OFAC and Sanctions. Neither the Borrower, nor any of its Subsidiaries, nor, to the knowledge of the Borrower or any of its Subsidiaries, any of their directors, officers or employees (a) is an individual or entity that is, or is controlled or 50% or more owned currently by one or more individuals or entities that are, the subject of any Sanctions or (b) is located, organized or resident in a Designated Jurisdiction. No Loan, nor the proceeds from any Loan, have been used, directly or indirectly, to lend, contribute, provide, or have otherwise been made available to fund, any activity or business in any Designated Jurisdiction or to fund any activity or business of any Person to the extent that Person is located, organized or resident in any Designated Jurisdiction or who is the subject of any Sanctions, or in any other manner that could reasonably be expected to result in any violation of Sanctions by any party to this Agreement or any other Loan Document.
5.20.    Anti-Corruption Laws. The Borrower, its Subsidiaries, their respective officers, directors and employees, and, to the knowledge of the Borrower, the Borrower’s and its Subsidiaries’ agents acting within the scope of their relationships with the Borrower or its Subsidiaries, have conducted their businesses in material compliance with applicable Anti-Corruption Laws and have instituted and maintained policies and procedures reasonably designed to promote and achieve compliance with such laws.
5.21.    Affected Financial Institutions. The Borrower is not an Affected Financial Institution.
ARTICLE VI.
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to:
6.01.    Financial Statements. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower (or such later date as may be permitted after filing a single applicable request for extension with the SEC and receiving such extension within such 90 days after such fiscal year end, which later date shall not exceed 120 days after such fiscal year end), commencing with the fiscal year ending December 31, 2020, the audited and unqualified annual consolidated financial statements of the Borrower, accompanied by a report and opinion thereon of an independent certified public accountant of nationally recognized standing;
(b)    as soon as available, but in any event within 45 days after the end of each fiscal quarter of the Borrower (or such later date as may be permitted after filing a single applicable request for extension with the SEC and receiving such extension within such 45 days after such fiscal quarter end, which later date shall not exceed 75 days after such fiscal quarter end) (but excluding the last fiscal quarter of the Borrower’s fiscal year), commencing with the fiscal quarter ending March 31, 2020, quarterly company-prepared consolidated financial statements of the Borrower, certified and dated by a Responsible Officer of the Borrower; and

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(c)    copies of the Form 10-K Annual Report and Form 10-Q Quarterly Report for the Borrower concurrent with the date of filing with the SEC.
6.02.    Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail reasonably satisfactory to the Administrative Agent and the Required Lenders:
(a)    concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a Compliance Certificate of the Borrower, signed by a Responsible Officer of the Borrower, and setting forth, among other things, (i) the information and computations (in sufficient detail) to establish compliance with all financial covenants at the end of the period covered by the financial statements then being furnished, and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any Default or Event of Default under this Agreement and, if any such Default or Event of Default exists, specifying the nature thereof and the action the Borrower is taking and proposes to take with respect thereto;
(b)    promptly upon any request by the Administrative Agent or any Lender (but no more frequently than twice per each fiscal year of the Borrower unless an Event of Default has occurred and is continuing), such other books, records, statements, lists of property and accounts, budgets, forecasts or reports as to the Borrower as the Administrative Agent or such Lender may reasonably request;
(c)    promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(d)    promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Act; and
(e)    promptly, such additional information regarding the business or financial affairs of the Borrower or any wholly-owned Restricted Subsidiary (and with respect to any non-wholly-owned Restricted Subsidiary, such additional information regarding its business or financial affairs as is reasonably available), or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request.
Documents required to be delivered pursuant to Section 6.01 or Section 6.02(c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on its website on the Internet at the Borrower’s website address of www.equinix.com (or such other website address the Borrower may provide to the Administrative Agent and each Lender in writing from time to time); provided that: (i) to the extent the Administrative Agent or any Lender is otherwise unable to receive any such

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electronically delivered documents, the Borrower shall, upon request by the Administrative Agent or such Lender, deliver paper copies of such documents to such Person until a written request to cease delivering paper copies is given by such Person, and (ii) the Borrower shall notify the Administrative Agent and each Lender (by electronic mail) of the posting of any such documents or provide to the Administrative Agent and the Lenders by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
The Borrower hereby acknowledges that (A) the Administrative Agent and/or the Left Lead Arranger may, but shall not be obligated to, make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on DebtDomain, IntraLinks, Syndtrak, ClearPar, or another similar electronic system (the “Platform”) and (B) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Left Lead Arranger and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Left Lead Arranger shall be entitled to treat the Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”
6.03.    Notices. Promptly notify the Administrative Agent and each Lender in writing of:
(a)    any Default or Event of Default;
(b)    any Material Adverse Effect, including, to the extent that any of the following could reasonably be expected to result in a Material Adverse Effect: (i) any breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;
(c)    any ERISA Event; and

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(d)    any material change in accounting policies or financial reporting practices by the Borrower.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04.    Payment of Obligations. Pay and discharge, and cause each Restricted Subsidiary to pay and discharge (a) all material tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property (other than a Lien that is not prohibited by Section 7.01 and could not reasonably be expected to have a Material Adverse Effect).
6.05.    Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its and its Restricted Subsidiaries’ legal existence and good standing under the Laws of the jurisdiction of its organization except (i) in the case of a Restricted Subsidiary, to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect or (ii) in a transaction permitted by Sections 7.04 or 7.05; (b) take all reasonable action to maintain all of its and its Restricted Subsidiaries’ rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its and its Subsidiaries’ registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.
6.06.    Maintenance of Properties. (a) Maintain, preserve and protect all of its and its Restricted Subsidiaries’ material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted, and (b) make all necessary repairs thereto and renewals and replacements thereof, except in each of the foregoing clauses (a) and (b) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.07.    Maintenance of Insurance. Maintain insurance as is customary and usual for the business of the Borrower and each Restricted Subsidiary.
6.08.    Compliance with Laws. Comply with the Laws (including any fictitious or trade name statute), regulations, and orders of any government body with authority over the Borrower’s or any Restricted Subsidiary’s business, except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. The Lenders shall have no obligation to make any advance to the Borrower except in compliance with all applicable laws and regulations and the Borrower shall fully cooperate with the Lenders and the Administrative Agent in complying with all such applicable laws and regulations.

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6.09.    Books and Records. Maintain adequate books and records, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower and its Restricted Subsidiaries, as the case may be.
6.10.    Inspection Rights. Upon prior advance notice, allow the Administrative Agent, any Lender, and any of their respective agents to inspect the Borrower’s properties and examine and audit its financial records at any reasonable time; provided, however, that (a) unless an Event of Default has occurred and is continuing, no more than two such inspections, examinations and audits may be made the Administrative Agent and the Lenders (acting collectively) per fiscal year of the Borrower, (b) when an Event of Default exists, the Administrative Agent, any Lender, or any of their respective agents may do any of the foregoing (as well as make copies of books and records) at the expense of the Borrower at any reasonable time, and (c) without limiting any of the foregoing, the Borrower shall have the right (if it so elects) to have a representative of the Borrower be present during any discussions with auditors and accountants. If the properties, books or records of the Borrower are in the possession of a third party, the Borrower authorizes that third party to permit the Administrative Agent or its agents to have access to perform inspections or audits and to respond to the Administrative Agent’s requests for information concerning such properties, books and records.
6.11.    Use of Proceeds. Use the proceeds of the Loans (a) for working capital, capital expenditures, acquisitions, dividends, distributions, stock buybacks, in each case to the extent not prohibited hereunder, (b) to refinance existing Indebtedness of the Borrower and its Subsidiaries, and (c) for other general corporate purposes not in contravention of any Law or of any Loan Document.
6.12.    ERISA Plans. Promptly during each year, pay and cause its respective Subsidiaries to pay contributions adequate to meet at least the minimum funding standards under ERISA with respect to each and every Pension Plan; file each annual report required to be filed pursuant to ERISA in connection with each Plan for each year; and notify the Administrative Agent within ten (10) days of the occurrence of any Reportable Event that might constitute grounds for termination of any Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any Pension Plan.
6.13.    Designation of Unrestricted Subsidiaries. The Borrower may, from time to time, designate one or more Subsidiaries as “Unrestricted Subsidiaries” by giving written notice to the Administrative Agent; provided, however, that in no event may the Borrower designate any Subsidiary as an Unrestricted Subsidiary if, at the time of and immediately after giving effect to such designation, either (a) the Attributable Asset Share of the Borrower in all Unrestricted Subsidiaries exceeds 10% of the consolidated total assets of the Borrower and its Subsidiaries (based on the most recent consolidated balance sheet of the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders under Section 6.01(a) or (b)), or (b) the Attributable A/R Share of the Borrower in all Unrestricted Subsidiaries exceeds 10% of the net accounts receivable of the Borrower and its Subsidiaries (based on the most recent consolidated balance sheet of the Borrower and its Subsidiaries delivered to the Administrative Agent and the Lenders under Section

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6.01(a) or (b)). As of the Closing Date, the Unrestricted Subsidiaries are set forth on Schedule 6.13. Any Subsidiary which has been designated as an Unrestricted Subsidiary pursuant to this Section 6.13 may, at any time thereafter, be redesignated as a Restricted Subsidiary by the Borrower; provided, however, that a Subsidiary that has been redesignated as a Restricted Subsidiary as provided in this sentence may not thereafter be designated or redesignated as an Unrestricted Subsidiary.
6.14.    Maintenance of REIT Status. In the case of the Borrower, at all times conduct its affairs and the affairs of its Subsidiaries in a manner so as to continue to qualify as a REIT for U.S. federal income tax purposes.
6.15.    Anti-Corruption Laws and Sanctions Laws. Conduct its businesses in material compliance with applicable Anti-Corruption Laws, and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and applicable Sanctions by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents.
ARTICLE VII.
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder or any Loan or other Obligation hereunder shall remain unpaid or unsatisfied:
7.01.    Liens. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)    Liens pursuant to any Loan Document;
(b)    Liens existing on the date hereof and listed on Schedule 7.01;
(c)    Liens for taxes and assessments not yet delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;
(d)    statutory Liens of landlords and Liens of carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than thirty (30) days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person;
(e)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;
(f)    pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;

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(g)    normal and customary banker’s Liens and rights of setoff arising in the ordinary course of business with respect to cash and cash equivalents; provided that such cash and cash equivalents are not dedicated cash collateral in favor of such depository institution and are not otherwise intended to provide collateral security (other than for customary account commissions, fees and reimbursable expenses relating solely to deposit accounts, and for returned items);
(h)    normal and customary rights of setoff and similar Liens arising under bona fide interest rate or currency hedging agreements, which are not for speculative purposes;
(i)    to the extent constituting a Lien, the interests of landlords and lessors under Operating Leases permitted hereunder, and any precautionary Uniform Commercial Code financing statements filed in connection therewith;
(j)    deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;
(k)    easements, rights-of-way, restrictions and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;
(l)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(j);
(m)    Liens securing Indebtedness in respect of Finance Leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets (including the costs of construction, improvement or rehabilitation of such fixed or capital assets); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, and (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, or the cost of construction, improvement or rehabilitation of such fixed or capital assets, as applicable;
(n)    leases, subleases, licenses and sublicenses which do not materially interfere with the business of the Borrower or any Subsidiary;
(o)    Liens existing on property or assets of any Person at the time such Person becomes a Subsidiary or such property or assets are acquired, but only, in any such case, (i) if such Lien was not created in contemplation of such Person becoming a Subsidiary or such property or assets being acquired, and (ii) so long as such Lien does not encumber any assets other than the property subject to such Lien at the time such Person becomes a Subsidiary or such property or assets are acquired;
(p)    any renewals, replacements or extensions of the Liens described in clauses (b), (m) or (o) above, provided that (i) the property covered thereby is not expanded, and (ii) the amount secured or benefited thereby is not increased;

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(q)    Liens on JV Interests held by the Borrower or a Subsidiary in JV Entities securing the obligations of the Borrower or Subsidiary to honor put rights and put options in favor of joint venture partners with respect to the JV Interests held by joint venture partners in such JV Entities, provided that such Liens shall attach only to the JV Interests held by the Borrower or a Domestic Subsidiary and not to any other assets of the Borrower or Subsidiary;
(r)    Liens arising in connection with Sale-Leaseback Transactions permitted under Section 7.05(k);
(s)    Liens in the form of cash collateral securing reimbursement obligations under bank guarantees, letters of credit and other documentary credits not issued hereunder but permitted by Section 7.03, not to exceed $50,000,000 in the aggregate;
(t)    Liens arising from sales or discounts of accounts receivable to the extent permitted under Section 7.05(f);
(u)    Liens granted by any Subsidiary of the Borrower in favor of any Restricted Subsidiary or the Borrower;
(v)    Liens resulting from escrow or deposits of cash required to satisfy “funds certain” or good faith deposit requirements in connection with Permitted Acquisitions; provided that (i) the aggregate amount of such escrows and deposits shall not at any time exceed the cash consideration to be paid by the Borrower and its Restricted Subsidiaries for the applicable Permitted Acquisition, and any such escrows and deposits in excess of an aggregate amount of $2,000,000,000 shall consist solely of proceeds of term loans, bridge loans, or debt or equity securities borrowed or issued by the Borrower or a Restricted Subsidiary (and permitted hereunder) to fund such Permitted Acquisition and (ii) the applicable Liens shall terminate upon the earliest of (x) the consummation of the applicable Permitted Acquisition (and such dollar limitation shall be reduced by the applicable amount) and (y) the date of the termination or abandonment of such Permitted Acquisition; and
(w)    Liens not otherwise permitted by this Section 7.01, if at the time of, and after giving effect to, the creation or assumption of any such Lien the sum, without duplication, of (i) the aggregate amount of all Indebtedness of the Borrower and its Restricted Subsidiaries that is secured by any Liens not otherwise permitted under clauses (a) through (v) of this Section 7.01 plus (ii) the aggregate amount of Indebtedness of Restricted Subsidiaries permitted under subsection (n) of Section 7.03, shall not exceed the greater of $1,500,000,000 and 10% of Adjusted Consolidated Total Assets as of the end of the most recently ended fiscal quarter prior to the attachment of such Liens.
7.02.    Investments. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, make any Investments that are Acquisitions, other than Permitted Acquisitions; or make any other material Investments outside of the ordinary course of business, except to the extent that no Default shall have occurred and be continuing at the time of such Investment or would result therefrom.

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7.03.    Indebtedness. The Borrower shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or otherwise be directly or indirectly liable for any Indebtedness, except:
(a)    Indebtedness arising under the Loan Documents;
(b)    Indebtedness outstanding on the Closing Date and set forth on Schedule 7.03 hereto, reduced by the amount of any scheduled amortization payments, mandatory prepayments when actually paid, conversions or permanent reductions thereof;
(c)    Attributable Indebtedness in respect of Finance Leases and Synthetic Lease Obligations, and purchase money obligations for fixed or capital assets, so long as no Default has occurred and is continuing or would result from the creation, incurrence or assumption thereof;
(d)    Swap Obligations; provided that such Swap Obligations are entered into to protect the Borrower or any of its Restricted Subsidiaries from fluctuations in interest rates, currency exchange rates or commodity prices (and not for speculative purposes);
(e)    intercompany Indebtedness constituting Investments permitted by Section 7.02;
(f)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five (5) Business Days of incurrence;
(g)    Indebtedness in respect of performance bonds, bankers’ acceptances, workers’ compensation claims, surety, bid, appeal or similar bonds, completion guarantees, payment obligations in connection with self-insurance or similar obligations, and bank overdrafts (and letters of credit in respect thereof) in the ordinary course of business;
(h)    (i) any Indebtedness incurred by the Borrower or any Restricted Subsidiary (such Indebtedness, “Refinancing Indebtedness”) that refinances Indebtedness incurred by the Borrower or such Restricted Subsidiary, or that the Borrower or such Restricted Subsidiary is otherwise permitted to maintain, under Section 7.03(b) or Section 7.03(l); provided, that (w) the weighted average life to maturity of such Refinancing Indebtedness is not less than the weighted average life to maturity of the existing Indebtedness being refinanced, (x) the aggregate principal amount of such Refinancing Indebtedness does not exceed the aggregate principal amount of such existing Indebtedness being refinanced (plus accrued interest, any premium, and reasonable fees and expenses incurred by the Borrower or such Restricted Subsidiary in connection with such refinancing), (y) to the extent such existing Indebtedness being refinanced is secured, such Refinancing Indebtedness is secured by no more collateral, and with no more senior lien priority, than such existing Indebtedness being refinanced and (z) the guarantors and obligors in respect of such Refinancing Indebtedness are the same as, or a subset of, the guarantors and obligors in respect of such Indebtedness being refinanced and (ii) any Guarantee of the Refinancing Indebtedness described in the foregoing clause (i), but only to the extent such Guarantee exists with respect to

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the Indebtedness being refinanced at the time such refinancing occurs and is not created in contemplation of such refinancing;
(i)    Indebtedness consisting of “earn-out” obligations, guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets;
(j)    Indebtedness in respect of letters of credit, bank guarantees or similar instruments issued or created in the ordinary course of business, including in respect of health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims; provided that any reimbursement obligations in respect thereof are reimbursed within sixty (60) days following the incurrence thereof;
(k)    Indebtedness arising in connection with Sale-Leaseback Transactions, provided that the Lien securing such Indebtedness is permitted under Section 7.01;
(l)    Acquired Indebtedness;
(m)    Indebtedness represented by Guarantees of Indebtedness of a Restricted Subsidiary that such Restricted Subsidiary is permitted to incur, or that is otherwise permitted to be maintained by such Restricted Subsidiary, under clauses (c) through (g), (i), (j), (k) or (n) of this Section 7.03; and
(n)    other Indebtedness so long as no Default has occurred and is continuing or would result from the creation, incurrence or assumption thereof; provided that the sum, without duplication, of (i) Indebtedness of the Borrower that is secured by Liens permitted under clause (w) of Section 7.01 and (ii) Indebtedness of Restricted Subsidiaries that is not otherwise permitted by this Section 7.03 shall not exceed the greater of $1,500,000,000 and 10% of Adjusted Consolidated Total Assets as of the end of the most recently ended fiscal quarter prior to the incurrence of such Indebtedness.
7.04.    Fundamental Changes.
(a)    The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, enter into any consolidation, merger, or other combination, except so long as no Event of Default has occurred and is continuing or would result therefrom:
(i)    the Borrower may consolidate, merge or combine with any Subsidiary if the Borrower is the surviving entity,
(ii)    any Subsidiary may consolidate, merge or combine with any other Subsidiary, and
(iii)    the Borrower or any Subsidiary may consolidate, merge or combine with any Person in connection with a Permitted Acquisition or a transaction permitted by Section

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7.05, so long as, if the Borrower is a party to such Permitted Acquisition or transaction permitted by Section 7.05, the Borrower shall be the surviving entity; or
(b)    liquidate or dissolve any Domestic Subsidiary’s business except as may be permitted by Section 7.05(a).
7.05.    Maintenance of Assets; Dispositions. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, sell, assign, lease, transfer or otherwise Dispose of (collectively, “Transfer”) any part of the business or assets of the Borrower or any Restricted Subsidiary, except:
(a)    Transfers (including any disposition that is in the nature of a liquidation or dissolution) (i) by any Subsidiary to the Borrower or any other Subsidiary or (ii) so long as no Default would result from such Transfer, by the Borrower to any Restricted Subsidiary which do not constitute a Change of Control;
(b)    leases or subleases of, or occupancy agreements with respect to, real property (including IBX centers);
(c)    non-exclusive licenses of intellectual property and similar arrangements for the use of the property of the Borrower or its Restricted Subsidiaries in the ordinary course of business;
(d)    sales of inventory to customers in the ordinary course of business;
(e)    Transfers of cash, cash equivalents and marketable securities in the ordinary course of business, including, without limitation, to a Subsidiary;
(f)    sales or discounts of accounts receivable without recourse in the ordinary course of business (and excluding accounts receivable which have been fully reserved or written off) in connection with accounts receivable that are more than ninety (90) days past due;
(g)    Transfers of worn-out, obsolete or surplus equipment no longer used in the ordinary course of business;
(h)    the abandonment or other disposition of intellectual property that is no longer economically practicable to maintain or useful in the conduct of business;
(i)    Transfers of assets subject to a casualty or event of loss covered by insurance following the receipt of insurance proceeds with respect to such casualty or event of loss;
(j)    Transfers constituting Liens permitted under Section 7.01 and Investments or Restricted Payments that are not prohibited by this Agreement;
(k)    Sale-Leaseback Transactions to the extent not otherwise prohibited hereunder;
(l)    Transfers of assets required by Governmental Authorities as a condition to their approval of the consummation of Permitted Acquisitions; and

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(m)    other Transfers not otherwise permitted by this Section 7.05, so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the aggregate book value of assets so Transferred in any fiscal year of the Borrower under this clause (m) does not exceed 15% of Adjusted Consolidated Total Assets.
7.06.    Restricted Payments. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, declare or make, directly or indirectly, any Restricted Payment, except:
(a)    any Subsidiary may pay dividends or distributions on its Equity Interests to the Borrower or to any intervening Subsidiary of the Borrower;
(b)    dividends or distributions payable solely in Equity Interests (other than Equity Interests that are mandatorily redeemable or redeemable at the option of the holder thereof on any date that is earlier than 91 days after the Maturity Date in effect at the time of the declaration or making of such dividend or distribution);
(c)    cash payments (i) for repurchases by the Borrower of common stock of the Borrower from officers, directors and employees of the Borrower or any of its Subsidiaries or their authorized representatives upon the death, disability or termination of employment of such employees or termination of their seat on the board of the Borrower, and (ii) in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of the Borrower, in an aggregate amount, for the foregoing sub-clauses (c)(i) and (c)(ii), not to exceed $5,000,000;
(d)    noncash repurchases of Equity Interests deemed to occur upon the exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price and related statutory withholding taxes of such options or warrants;
(e)    the Borrower may (i) issue and deliver Permitted Junior Securities (as defined in the indentures for the Convertible Subordinated Notes (the “Convertible Subordinated Notes Indentures”)) upon conversion of the Convertible Subordinated Notes in accordance with the terms of the Convertible Subordinated Notes Indentures and (ii) unless (x) an Event of Default described in Section 8.01(a) has occurred and is continuing or (y) a Payment Blockage Period (as defined in the Convertible Subordinated Notes Indentures) is in effect, make (A) regularly scheduled payments of cash interest and, to the extent not prohibited hereunder, mandatory principal payments on the Convertible Subordinated Notes, in each case, in accordance with the terms thereof, and (B) cash Restricted Payments in satisfaction of fractional shares in connection with a conversion of the Convertible Subordinated Notes into Permitted Junior Securities in accordance with the terms of Convertible Subordinated Notes Indentures;
(f)    so long as (i)(A) the Borrower believes in good faith that it qualifies as a REIT, (B) the Borrower has not publicly disclosed an intention to no longer be treated as a REIT, and (C) no resolution shall have been adopted by the Borrower’s board of directors abandoning or otherwise contradicting its intent to elect to be treated as a REIT, or (ii) the Borrower is a REIT, the Borrower may make cash dividends and distributions to its shareholders notwithstanding that any Default

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may have occurred and be continuing (x) provided such cash dividends and distributions do not exceed in the aggregate for any period of four consecutive fiscal quarters of the Borrower up to 100% of Funds From Operations for such period or (y) in such greater amount as may be required for the Borrower to continue to be qualified as a REIT or to avoid the imposition of income or excise taxes on the Borrower; and
(g)    to the extent that no Default shall have occurred and be continuing at the time of such action or would result therefrom, Restricted Payments not otherwise permitted by clauses (a) through (f).
7.07.    Change in Nature of Business. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, engage in any business activities substantially different from the present business of the Borrower and its Subsidiaries on the date hereof or reasonably related thereto.
7.08.    Transactions with Affiliates. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, enter into any transaction of any kind with any Affiliate of the Borrower, whether or not in the ordinary course of business, other than (a) on fair and reasonable terms substantially as favorable to the Borrower or such Restricted Subsidiary, as the case may be, as would be obtainable by the Borrower or such Restricted Subsidiary, as the case may be, at the time in a comparable arm’s length transaction with a Person other than an Affiliate, (b) transactions expressly permitted by Section 7.04(a), Section 7.05(a), or, in the case of transactions with Subsidiaries only, Section 7.05(e), (c) transactions between the Borrower and its wholly-owned Subsidiaries, (d) transactions among the Borrower’s wholly-owned Subsidiaries, or (e) other individual transactions that do not involve amounts in excess of $50,000,000 per transaction or series of related transactions.
7.09.    Burdensome Agreements. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, enter into any Contractual Obligation (other than this Agreement or any other Loan Document) that (a) limits the ability (i) of any Material Domestic Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower, (ii) of any Material Domestic Subsidiary to Guarantee the Indebtedness of the Borrower or (iii) of the Borrower or any Material Domestic Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that (A) none of the foregoing shall apply to restrictions and conditions imposed by applicable Laws (which (taken as a whole) could not reasonably be expected to have a Material Adverse Effect), (B) none of the foregoing shall apply to customary restrictions and conditions contained in agreements relating to the sale of the assets or Equity Interests permitted under Section 7.05 pending such sale, provided such restrictions and conditions apply only to the Person whose assets or Equity Interests are to be sold, (C) clauses (i) and (iii) shall not apply to restrictions or conditions imposed on specific assets which are the subject of any leases (including Finance Leases and Operating Leases) or to customary provisions in leases (including Finance Leases and Operating Leases) and other contracts restricting the assignment of such leases and other contracts, (D) clauses (ii) and (iii) shall not apply to the restrictions contained in the BofA Credit Agreement or the Senior Notes Indentures (in each case, as such restrictions are in effect on the Closing Date), (E) clauses (ii) and (iii) shall not apply to customary restrictions

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contained in the documentation relating to financings permitted hereunder, provided that such restrictions shall not restrict (x) the Borrower’s or any Material Domestic Subsidiary’s ability to grant Liens in favor of the Administrative Agent (or the Administrative Agent ability to enforce such Liens) under or in connection with the Loan Documents or (y) any Material Domestic Subsidiary’s ability to guarantee the Obligations and (F) clause (i) shall not apply to restrictions imposed on any Foreign Subsidiary pursuant to the terms of any agreement governing Indebtedness of such Foreign Subsidiary permitted under Section 7.03; provided that any such restrictions shall not limit the ability of any such Persons, so long as no default or event of default has occurred under such financing, to make Restricted Payments in an amount equal to at least 50% of consolidated net income to the Borrower or to such person’s Parent, a wholly owned Subsidiary of the Borrower; or (b) requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure the Obligations, other than the requirements contained in the Senior Notes Indentures (as such requirements are in effect on the Closing Date).
7.10.    Use of Proceeds. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.11.    Financial Covenants. The Borrower shall not:
(a)    Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed Charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.50 to 1.00.
(b)    Consolidated Net Lease Adjusted Leverage Ratio. Permit the Consolidated Net Lease Adjusted Leverage Ratio as of the end of any fiscal quarter of the Borrower to exceed 6.00 to 1.00.
(c)    Consolidated Lease Adjusted Secured Leverage Ratio. Permit the Consolidated Lease Adjusted Secured Leverage Ratio as of the end of any fiscal quarter of the Borrower to exceed 2.25 to 1.00.
7.12.    Prepayments of Certain Indebtedness. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any portion of, except to the extent provided in Section 7.06(e), any Convertible Subordinated Notes or other Indebtedness that is subordinated to the Obligations, unless no Default or Event of Default has occurred and is continuing or would result therefrom.
7.13.    Sanctions. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, directly or indirectly, use the proceeds of any Loan, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person, to fund any activities of or business with any Person that, at the time of the use of such proceeds, is the subject of Sanctions or is located, organized or resident in any Designated Jurisdiction, or in

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any other manner that could reasonably be expected to result in a violation of Sanctions by any party to this Agreement or any other Loan Document.
7.14.    Anti-Corruption Laws. The Borrower shall not, nor shall it permit any Restricted Subsidiary to, directly or indirectly, directly or indirectly use the proceeds of any Loan for any purpose that would materially breach any Anti-Corruption Laws or cause any party to this Agreement or any other Loan Document to be in violation of any applicable Anti-Corruption Laws.
ARTICLE VIII.
EVENTS OF DEFAULT AND REMEDIES
8.01.    Events of Default. Any of the following shall constitute an Event of Default (each, an “Event of Default”):
(a)    Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, and in the currency required hereunder, any amount of principal of any Loan, or any interest on any Loan, or (ii) within three (3) Business Days after the same becomes due, any fee due hereunder or any other amount payable hereunder or under any other Loan Document; or
(b)    Covenants. The Borrower breaches, or fails to perform or observe, any term, covenant or agreement contained in any of Sections 6.01, 6.02, 6.03, 6.05 (as to existence only), 6.10, 6.11, 6.13, 6.14 or 6.15 or Article VII; or
(c)    Other Breaches. The Borrower fails to perform or observe any covenant or agreement (not specified in subsections (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for thirty (30) days after the earlier of (i) a Responsible Officer of the Borrower obtaining knowledge of such failure and (ii) the Administrative Agent or a Lender notifying the Borrower in writing of such failure; or
(d)    Default under Other Loan Documents. Any default or event of default occurs under any other Loan Document or other document required by or delivered in connection with this Agreement (after giving effect to any applicable grace periods) or any such document is no longer in effect; or
(e)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or
(f)    Cross-Default. (i) Any default occurs under any agreement of the Borrower or its Subsidiaries (other than any agreement entered into by any Unrestricted Subsidiary with respect to Indebtedness of such Unrestricted Subsidiary for which there is no recourse to the Borrower or any Restricted Subsidiary) that permits the counterparty to such agreement to declare to be due and payable prior to the stated maturity thereof an obligation of the Borrower or any of its Subsidiaries of $200,000,000 or more, individually or in the aggregate for any or all such entities; or (ii) the Borrower or any Subsidiary thereof (x) fails to observe or perform any other agreement or condition

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relating to any such obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or (y) any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such obligation or the beneficiary or beneficiaries of such obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such obligation to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such obligation to be made, prior to its stated maturity, or such obligation to become payable or cash collateral in respect thereof to be demanded, unless, in the case of clause (f)(ii)(y), the Borrower would not be prohibited from prepaying such Indebtedness under Section 7.12, disregarding for this purpose any Default that would otherwise arise under this Section 8.01(f)(ii)(y); or (iii) there occurs under any Swap Contract (other than a Swap Contract entered into by an Unrestricted Subsidiary for which there is no recourse to the Borrower or any Restricted Subsidiary) an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is $200,000,000 or more; or
(g)    Insolvency Proceedings. The Borrower or any Material Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding; or
(h)    Receivers. A receiver or similar official is appointed for a substantial portion of the Borrower’s or any Material Subsidiary’s business, or the business is terminated; or
(i)    Inability to Pay Debts; Attachment. (i) The Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within forty-five (45) days after its issue or levy; or
(j)    Judgments. (i) Any judgments or arbitration awards are entered against the Borrower or any Subsidiary thereof (other than, solely with respect to judgments or awards as to which there is no claim or recourse against the Borrower or any Restricted Subsidiary, any Unrestricted Subsidiary) in an aggregate amount of $200,000,000 or more, and there is a period of 45 consecutive days during which either such judgments or arbitration awards remain unpaid or unsatisfied or a stay of enforcement of such judgments, by reason of a pending appeal, is not in effect; or (ii) any one or more non-monetary final judgments are entered against the Borrower or any Subsidiary thereof that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, and there is a period of forty-five (45) consecutive days during which a

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stay of enforcement of such non-monetary final judgment(s), by reason of a pending appeal, is not in effect; or
(k)    ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount of $200,000,000 or more, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount of $200,000,000 or more; or
(l)    Invalidity of Loan Documents. The Borrower asserts in writing that this Agreement or any other Loan Documents, or part thereof, is invalid, or a court of competent jurisdiction invalidates any part of this Agreement or any other Loan Document; or
(m)    Change of Control. A Change of Control occurs.
8.02.    Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(i)    declare the commitment of each Lender to make Loans to be terminated, whereupon such commitments and obligations shall be terminated;
(ii)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; and
(iii)    exercise on behalf of itself, the Lenders all rights and remedies available to it, the Lenders under the Loan Documents;
provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, the obligation of each Lender to make Loans shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, in each case without further act of the Administrative Agent or any Lender.
8.03.    Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Section 2.12, be applied by the Administrative Agent in the following order:
1    , to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative

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Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
2    , to payment of that portion of the Obligations constituting fees, indemnities and other amounts payable to the Lenders (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
3    , to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans and other Obligations arising under the Loan Documents, ratably among the Lenders in proportion to the respective amounts described in this clause Third payable to them;
4    , to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.
ARTICLE IX.
ADMINISTRATIVE AGENT
9.01.    Appointment and Authority. Each of the Lenders hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and the Borrower shall have no rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02.    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

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9.03.    Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Appropriate Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Appropriate Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Borrower or a Lender.
The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
9.04.    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or

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intranet website posting or other distribution), including, without limitation, any representation or warranty contained therein, believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05.    Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub‑agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06.    Resignation of Administrative Agent.
(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by applicable law, by notice in writing to the Borrower and such Person remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty

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(30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(c)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
9.07.    Non-Reliance on Administrative Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08.    No Other Rights or Duties, Etc. Anything herein to the contrary notwithstanding, no Joint Lead Arranger or any bookrunner, syndication agent or documentation agents listed on the cover page hereof shall have any rights, privileges, powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except (a) in the case of any such Person, in its capacity, as applicable, as the Administrative Agent or a Lender hereunder, (b) in the case of the

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Left Lead Arranger, as set forth in the Fee Letter, and (c) in the case of the Joint Lead Arrangers, as set forth in the Engagement Letter.
9.09.    Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to the Borrower, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 2.07 and 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.07 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
9.10.    Lender ERISA Non-Fiduciary Representations and Covenants.
(a)    Each Lender (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Left Lead Arranger, each other Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans or the Commitments,

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(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84‑14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) clause (a)(i) above is true with respect to a Lender or (2) such Lender has provided another representation, warranty and covenant as provided in clause (a)(iv) above, such Lender further (i) represents and warrants, as of the date such Person became a Lender party hereto, to, and (ii) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Left Lead Arranger, each other Joint Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower, that none of the Administrative Agent, the Left Lead Arranger, each other Joint Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
ARTICLE X.
MISCELLANEOUS
10.01.    Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective

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only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(b)    extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(c)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(d)    reduce the principal of, or the rate of interest specified herein on, any Loan or (subject to clause (ii) of the immediately succeeding sentence) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, however, that (i) only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate and (ii) only the consent of the Required Lenders shall be necessary to amend any financial covenant hereunder (or any defined term used therein);
(e)    change (i) Sections 2.11 or 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or (ii) the order of application of any reduction in the Commitments or any prepayment of Loans among the Facilities from the application thereof set forth in the applicable provisions of Section 2.03 or 2.04(b), respectively, in any manner that materially and adversely affects the Lenders under a Facility without the written consent of (x) if such Facility is the Dollar Term Facility, the Required Dollar Lenders, (y) if such Facility is the Euro Term Facility, the Required Euro Lenders and (z) if such Facility is the DDTL Facility, the Required DDTL Lenders; or
(f)    (i) change any provision of this Section 10.01 or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definitions specified in clause (ii) of this Section 10.01(f)), without the written consent of each Lender or (ii) the definition of “Required Dollar Lenders”, “Required Euro Lenders” or “Required DDTL Lenders” without the written consent of each Lender under the applicable Facilities or Facility.
Notwithstanding anything to the contrary in this Section 10.01 or in any other provision of this Agreement or any other Loan Document:
(i)    no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document;

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(ii)    the Fee Letter and the Engagement Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto;
(iii)    the Administrative Agent and the Borrower may amend any Loan Document to (1) cure any ambiguity, omission, mistake, defect or inconsistency, in each case, of a technical nature or (2) make any change that would add or make more restrictive any covenant of the Borrower or provide an additional right or benefit to the Lenders, so long as, in each case, (x) such changes shall not be adverse to the Lenders, (y) the Lenders shall have received at least five (5) Business Days’ prior written notice thereof and (z) the Administrative Agent shall not have received, within five (5) Business Days following the date of such notice to the Lenders, written notice from the Required Lenders stating that the Required Lenders object to such amendment;
(iv)    no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender; and
(v)    the Administrative Agent and the Borrower may amend this Agreement in accordance with Section 3.03(c).
10.02.    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except as provided in subsection (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by electronic mail as follows:
(i)    if to the Borrower or the Administrative Agent, to the address or electronic mail address specified for such Person on Schedule 10.02; and
(ii)    if to any Lender, to the address or electronic mail address specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrower).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices and other communications delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

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(b)    Electronic Communications. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e‑mail, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrower may, in its respective discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials or notices through the platform, any other electronic platform or electronic messaging service, or through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to the Borrower, any Lender or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. The Borrower and the Administrative Agent may change its respective address or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address or electronic mail address for notices and other communications hereunder by notice to the Borrower and the Administrative

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Agent. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States Federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States Federal or state securities laws.
(e)    Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including and Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify the Administrative Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic communications with the Administrative Agent may be recorded by the Administrative Agent and each of the parties hereto hereby consents to such recording.
10.03.    No Waiver; Cumulative Remedies; Enforcement. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrower shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.11), or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Borrower under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent

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pursuant to Section 8.02 and (ii) in addition to the matters set forth in clause (c) of the preceding proviso and subject to Section 2.11, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04.    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Borrower shall pay (i) all reasonable out‑of‑pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all out‑of‑pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender), in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Indemnification by the Borrower. The Borrower shall jointly and severally indemnify the Administrative Agent (and any sub-agent thereof), each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, penalties and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrower arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrower, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by the Borrower against such Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Borrower has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction.

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Without limiting the provisions of Section 3.01(c), this Section 10.04(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.
(c)    Reimbursement by Lenders. To the extent that the Borrower for any reason fails to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof) or any of its Related Parties, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Total Credit Exposure at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided further that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against its Related Parties acting for the Administrative Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.10(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, the Borrower shall not assert, and each hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05.    Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion)

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to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06.    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (e) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment under any Facility and the Loans at the time owing to it); provided that, in each case with respect to any Facility, any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in subsection (b)(i)(A) of this Section, the aggregate amount of the DDTL Commitments of the assigning Lender under the DDTL Facility or the principal outstanding balance of the Loans of the assigning Lender under any Facility subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and

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Assumption, as of the Trade Date, shall not be less than $10,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by subsection (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund; provided that, the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; and
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required if such assignment is to a Person that is not a Lender, an Affiliate of such Lender or an Approved Fund with respect to such Lender.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, however, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(v)    No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrower or any of the Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to

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the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this subsection, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower (and such agency being solely for tax purposes), shall maintain and update at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Lender pursuant to the terms hereof from time to time (collectively, the “Register”). The entries in the Register shall be conclusive in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a

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Defaulting Lender. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than (w) a natural person, (x) a Defaulting Lender, or (y) the Borrower or any of the Borrower’s Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section (it being understood that the documentation required under Section 3.01(e) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under subsection (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use commercially reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 10.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.11 as though it were a Lender.
Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant to which that Lender has sold a participation and the principal amounts (and stated interest) of each such Participant’s interest in the Commitments, Loans or other obligations under this Agreement (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that

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such Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, the Bank of Japan or other central banking authority; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
10.07.    Treatment of Certain Information; Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrower and its obligations, this Agreement or payments hereunder, (g) with the consent of the Borrower, (h) on a confidential basis to (i) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facilities provided hereunder, (ii) to any credit insurance provider relating to the Borrower or its Subsidiaries and their respective obligations, or (iii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder, or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrower. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent or any Lender in connection with the administration and management of this Agreement and the other Loan Documents. For purposes of this Section, “Information” means all information received from the Borrower or any Subsidiary relating to the Borrower or any Subsidiary or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis

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prior to disclosure by the Borrower or any Subsidiary, provided that, in the case of information received from the Borrower or any Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each of the Administrative Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Borrower or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08.    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender or any such Affiliate to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower may be contingent or unmatured or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such indebtedness; provided that, in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.12 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender and its Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender or its Affiliates may have. Each Lender agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09.    Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments

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and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means, or using an electronic platform approved by the Administrative Agent, shall be effective as provided in Section 10.17.
10.11.    Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Loan, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
10.12.    Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13.    Replacement of Lenders. If (i) any Lender requests compensation under Section 3.04, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, (iii) any Lender is a Defaulting Lender, or (iv) any Lender has refused or failed, within a reasonable period of time (as determined by Administrative Agent in its reasonable discretion) from first receiving a written request therefor from Administrative Agent, to provide its written approval of any amendment, consent or waiver in respect of any matter related to this Agreement or the other Loan Documents requiring that all Lenders or all affected Lenders will have given written approval of such requested

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amendment, consent or waiver pursuant to Section 10.01 and in such instance Lenders sufficient to constitute Required Lenders have already provided such written approval pursuant to Section 10.01, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 3.01 and 3.04) and obligations under this Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to 100% of the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Laws; and
(e)    in the case of an assignment resulting from a Lender refusing or failing to provide its written approval referenced in clause (iv) above, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
10.14.    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN, EXCLUSIVELY, THE COURTS OF THE STATE OF NEW YORK

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SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. THE BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SUBSECTION (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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10.16.    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a) (i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Joint Lead Arrangers and the Lenders are arm’s-length commercial transactions between the Borrower, on the one hand, and the Administrative Agent, the Joint Lead Arrangers and the Lenders, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b) (i) the Administrative Agent, each Joint Lead Arranger and each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other Person and (ii) neither the Administrative Agent nor any Lender or Joint Lead Arranger has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Joint Lead Arrangers, the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and neither the Administrative Agent nor any Lender or Joint Lead Arranger has any obligation to disclose any of such interests to the Borrower or any of its Affiliates. The Borrower agrees that it will not claim that any of the Administrative Agent, Joint Lead Arrangers, or Lenders has rendered advisory services of any nature or respect or owes a fiduciary or similar duty to the Borrower in connection with the transactions contemplated hereby or the process leading thereto.
10.17.    Electronic Execution of Assignments and Certain Other Documents.
(a)    The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to this Agreement and any other document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation Assignment and Assumptions, amendments or other modifications, Loan Notices, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.
(b)    Without limitation of the foregoing, this Agreement and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement (each a “Communication”), including Communications required to be in

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writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. The Borrower agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on the Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of the Borrower enforceable against such in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent and each of the Lenders of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each of the Lenders may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the Borrower without further verification and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.
10.18.    USA PATRIOT Act. Each Lender that is subject to the Act (as hereinafter defined) and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Act. The Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.19.    Designation as Senior Debt. All Obligations shall be “Designated Senior Indebtedness” for purposes of, and as defined in any subordinated indentures or similar instruments issued by the Borrower after the Closing Date.

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10.20.    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from the Borrower in the Agreement Currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to the Borrower (or to any other Person who may be entitled thereto under applicable law).
10.21.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Solely to the extent any Lender that is an Affected Financial Institution is a party to this Agreement and notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

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10.22.    ERISA Non-Fiduciary Provisions.
(a)    The Administrative Agent, the Left Lead Arranger, each other Joint Lead Arranger and each Lender hereby informs the Borrower that such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person or an Affiliate has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans or the Commitments, (ii) may recognize a gain if it purchased the Loans or the Commitments for an amount less than the par amount thereof or sells the Loans or the Commitments for an amount in excess of what it paid therefor or extended to the Borrower hereunder and/or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
(b)    The Administrative Agent, the Left Lead Arranger and each other Joint Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.
[Rest of page intentionally left blank; signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

BORROWER:	EQUINIX, INC. By: /s/ Keith D. Taylor Name: Keith D. Taylor Title: Chief Financial Officer

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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MUFG BANK, LTD., as Administrative Agent By: /s/ Lawrence Blat Name: Lawrence Blat Title: Authorized Signatory
MUFG UNION BANK, N.A., as a Lender By: /s/ Matthew Antioco Name: Matthew Antioco Title: Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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SUMITOMO MITSUI BANKING CORPORATION., as a Lender By: /s/ Michael Maguire Name: Michael Maguire Title: Managing Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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TD BANK, N.A., as a Lender By: /s/ Matt Waszmer Name: Matt Waszmer Title: Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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MIZUHO BANK, LTD., as a Lender By: /s/ Tracy Rahn Name: Tracy Rahn Title: Executive Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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BANK OF AMERICA, N.A., as a Lender By: /s/ David Barney Name: David Barney Title: Senior Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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ING BANK N.V., as a Lender By: /s/ Diederik Slugs Name: Diederik Slugs Title: Director
By: /s/ Blaise van der Zwaal Name: Blaise van der Zwaal Title: Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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THE BANK OF NOVA SCOTIA, as a Lender By: /s/ Jason Rinne Name: Jason Rinne Title: Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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GOLDMAN SACHS BANK USA, as a Lender By: /s/ Rebecca Kratz Name: Rebecca Kratz Title: Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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HSBC BANK USA, NATIONAL ASSOCIATION as a Lender By: /s/ Rumesha Ahmed Name: Rumesha Ahmed Title: Vice President

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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HSBC BANK PLC, as a Lender By: /s/ Prem Jacob Name: Prem Jacob Title: Managing Director, Head of Multinationals, UK

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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JPMORGAN CHASE BANK, N.A., as a Lender By: /s/ Bruce S. Borden Name: Bruce S. Borden Title: Executive Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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ROYAL BANK OF CANADA, as a Lender By: /s/ Scott Johnson Name: Scott Johnson Title: Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Lukas M. Colemann Name: Lukas M. Coleman Title: Vice President, Portfolio Manager

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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BNP PARIBAS, as a Lender By: /s/ Maria Mulic Name: Maria Mulic Title: Managing Director
By: /s/ Barbara Nash Name: Barbara Nash Title: Managing Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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CITIBANK, N.A., as a Lender By: /s/ Robert Parr Name: Robert Parr Title: Vice President and Managing Director

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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MORGAN STANLEY BANK, N.A, as a Lender By: /s/ Julie Lilienfeld Name: Julie Lilienfeld Title: Authorized Signatory

[SIGNATURE PAGE TO CREDIT AGREEMENT]
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